                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

         Check the appropriate box:

[ ]      Preliminary Proxy Statement         [ ]     Confidential, for Use of
                                                     the Commission Only
                                                     (as permitted by
                                                     Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive additional materials
[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                               CASH ACCOUNT TRUST
                              CASH EQUIVALENT FUND
                              INVESTORS CASH TRUST
                          INVESTORS MUNICIPAL CASH FUND
                     TAX-EXEMPT CALIFORNIA MONEY MARKET FUND
                               ZURICH MONEY FUNDS
                             ZURICH YIELDWISE FUNDS

               (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement no.:

(3)  Filing Party:

(4)  Date Filed:

important news

FOR MONEY FUND SHAREHOLDERS

While we encourage you to read the full text of the enclosed Proxy Statement, here's a brief overview of some matters affecting your Fund that will be the subject of a shareholder vote.


--------------------------------------
                                                                            Q&A
Q What is happening?

A On December 3, 2001, Zurich Financial Services ("Zurich Financial"), the majority owner of Zurich Scudder Investments, Inc., your Fund's investment manager ("Scudder"), entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain U.K. operations which will be retained by the Zurich Financial entities. Following this transaction (the "Transaction"), Scudder will become part of Deutsche Asset Management and will change its name.

As a result of the sale of Scudder to Deutsche Bank, your Fund's investment management agreement with Scudder will terminate. In order for Scudder to continue to serve as investment manager of your Fund, the Fund's shareholders must approve a new investment management agreement. The enclosed Proxy Statement gives you additional information on Deutsche Bank and the proposed new investment management agreement as well as certain other matters. You are being asked to vote on the new investment management agreement for your Fund. The Board members of your Fund, including those who are not affiliated with Scudder or Deutsche Bank, unanimously recommend that you vote FOR the approval of the new investment management agreement for your Fund.

--------------------------------------------------------------------------------
                                                              February 21, 2002

Q&A continued

--------------------------------------------------------------------------------

Q Why am I being asked to vote on the proposed new investment management agreement?

A The Investment Company Act of 1940, which regulates mutual funds in the United States such as your Fund, requires a shareholder vote to approve a new investment management agreement whenever there is a "change in control" of a fund's investment manager. The proposed sale of Scudder to Deutsche Bank will result in such a change of control and therefore requires shareholder approval of a new investment management agreement with your Fund in order for Scudder to continue serving as your Fund's investment manager.

Q What will happen if shareholders do not approve the new investment management agreement?

A If shareholders do not approve the new investment management agreement and the Transaction with Deutsche Bank is completed, the current investment management agreement will terminate and your Fund's Board will take such action as it deems to be in the best interests of your Fund, including entering into an interim investment management agreement with Scudder. This is discussed in more detail in the enclosed Proxy Statement under "Additional Information."

Q How will the Transaction with Deutsche Bank affect me as a Fund shareholder?

A Your investment in your Fund will not change as a result of the Transaction. You will still own the same shares in the same Fund, and the value of your investment will not change as a result of the Transaction with Deutsche Bank. Your Fund's investment management agreement will still be with Scudder except that Scudder will be combined with and integrated into Deutsche Bank's investment management organization and, as described more fully in the enclosed Proxy Statement, many of the personnel and resources of Deutsche Asset Management will be involved in managing your Fund.

The terms of the new investment management agreement are substantially identical to the terms of the current investment management agreement, except that Scudder would be authorized, subject to further Board approval, to appoint certain affiliates as sub-advisers. Scudder will retain full responsibility for the action of any such sub-advisers.

--------------------------------------------------------------------------------
                                               (continued on inside back cover)

                                                              February 21, 2002

Dear Shareholder:

   The Zurich Financial Services ("Zurich Financial") entities that currently own a majority of Zurich Scudder Investments, Inc. ("Scudder") have entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain Scudder U.K. operations which will be retained by the Zurich Financial entities (the "Transaction"). Following the Transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the United States for the asset management activities of Deutsche Bank and certain of its subsidiaries, and will change its name. Because of the Transaction, it is necessary for the shareholders of each of the funds for which Scudder acts as investment manager, including your Fund, to approve a new investment management agreement in order for Scudder to continue serving as investment manager.

   The following important facts about the Transaction are outlined below:

  . The Transaction will have no effect on the number of shares you own or the value of those shares.

  . The investment management fee rate applicable to your Fund under the new investment management agreement is the same as that currently in effect.

  . Your Fund's investment management agreement will still be with Scudder, and, except as noted below, the terms of the new investment management agreement will be substantially identical to the terms of the current investment management agreement. Scudder will be combined with and integrated into Deutsche Bank's investment management organization, and many of the personnel and resources of Deutsche Asset Management will be involved in managing your Fund. Under the new investment management agreement, Scudder would be authorized, subject to further Board approval, to appoint certain affiliates as sub-advisers. Scudder will retain full responsibility for the actions of any such sub-advisers.


  . The members of your Fund's Board, including those who are not affiliated with Scudder or Deutsche Bank, have carefully reviewed the proposed Transaction and unanimously recommend you vote in favor of the new investment management agreement.

   Please take the time to read the enclosed materials.

   The question and answer section that begins on the front cover of the Proxy Statement discusses the proposal that requires shareholder approval. The Proxy Statement itself provides greater detail about the proposal, why it is being made and how it applies to your Fund. The Board recommends that you read the enclosed materials carefully and vote in favor of the proposal.

   To vote, simply fill out the enclosed proxy card(s)--be sure to sign and date it--and return it to us in the enclosed postage-paid envelope. If you prefer, you can save time by voting through the Internet or by telephone as described on the enclosed proxy card(s). Because all of the funds for which Scudder acts as investment manager are holding shareholder meetings regarding these and other issues, you may receive more than one proxy card. If so, please vote each one.

   Your vote is very important to us. If we do not hear from you by March 8, 2002, our proxy solicitor may contact you. Thank you for your response and for your continued investment with Scudder.

Respectfully,

/s/ MARK S. CASADY
Mark S. Casady
President

                              CASH ACCOUNT TRUST
                             CASH EQUIVALENT FUND
                             INVESTORS CASH TRUST
                         INVESTORS MUNICIPAL CASH FUND
                    TAX-EXEMPT CALIFORNIA MONEY MARKET FUND
                              ZURICH MONEY FUNDS
                            ZURICH YIELDWISE FUNDS

                  NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS

   Please take notice that Special Meetings of Shareholders (each, a "Meeting") of each trust listed above (each trust is referred to as a "Trust") or, if applicable, each of its series that is listed on Appendix 1 to the Proxy Statement (each such series is referred to herein as a "Fund" and, collectively, where applicable, with those Trusts that do not have any series, the "Funds"), will be held jointly at the offices of Zurich Scudder Investments, Inc., 13/th Floor, Two International Place, Boston, Massachusetts 02110-4103, on March 28, 2002, at 4:00 p.m., Eastern time, for the following purpose and to transact such other business, if any, as may properly come before the Meetings:

Proposal:    For each Fund, to approve a new investment management agreement for the Fund with Zurich Scudder Investments, Inc.

   The Board of each Fund unanimously recommends that shareholders vote FOR the Proposal.

   The persons named as proxies will vote in their discretion on any other business that may properly come before a Meeting or any adjournments or postponements thereof.

   Holders of record of shares of each Fund at the close of business on February 8, 2002 are entitled to vote at a Meeting and at any adjournments or postponements thereof. Shareholders are entitled to one vote for each share held.

   In the event that the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at a Meeting with respect to one or more Funds, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of the concerned Fund present in person or by proxy at a Meeting. The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote AGAINST any such adjournment those proxies to be voted against the Proposal.

                                                        By Order of the Boards,
                                                              /s/ JOHN MILLETTE
                                                                  John Millette
                                                                      Secretary

February 21, 2002

  IMPORTANT--We urge you to sign and date the enclosed proxy card(s) and return it in the enclosed addressed envelope which requires no postage (or to take advantage of the electronic or telephonic voting procedures described on the proxy card(s)). Your prompt return of the enclosed proxy card(s) (or your voting by other available means) may save the necessity of further solicitations. If you wish to attend the Meetings and vote your shares in person at that time, you will still be able to do so.

                                                              February 21, 2002

                              CASH ACCOUNT TRUST
                             CASH EQUIVALENT FUND
                             INVESTORS CASH TRUST
                         INVESTORS MUNICIPAL CASH FUND
                    TAX-EXEMPT CALIFORNIA MONEY MARKET FUND
                              ZURICH MONEY FUNDS
                            ZURICH YIELDWISE FUNDS

                           222 South Riverside Plaza
                            Chicago, Illinois 60606

                             JOINT PROXY STATEMENT

                                    General

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board," the Trustees of each of which are referred to as the "Trustees" of the relevant Board) of each of the trusts listed above (each trust is referred to as a "Trust" and, collectively, the "Trusts"). These proxies will be used at the Special Meeting of Shareholders of each Trust or, if applicable, each of its series that are listed on Appendix 1 hereto (each such series is referred to herein as a "Fund" and, collectively, where applicable, with those Trusts that do not have any series, the "Funds"). These meetings are to be held jointly at the offices of Zurich Scudder Investments, Inc., investment manager of each Fund ("Scudder" or the "Investment Manager"), 13/th Floor, Two International Place, Boston, Massachusetts 02110-4103, on March 28, 2002, at 4:00 p.m., Eastern time, or at such later time made necessary by any and all adjournments or postponements thereof (each, a "Meeting"). The shareholders of each Fund will vote separately on the items presented at the Meetings. This Proxy Statement, the Notice of Special Meeting and the proxy card(s) are first being mailed to shareholders on or about February 21, 2002 or as soon as practicable thereafter.

   The Proposal relates to the approval of a new investment management agreement for each Fund. As discussed below, shareholder approval of the Proposal will have no effect upon the investment management fee rates currently in effect. The transaction is described below under "Information Concerning the Transaction and Deutsche Bank."

   The Board of each Fund unanimously recommends that shareholders vote FOR the Proposal. The vote required to approve the Proposal is described below under "Additional Information."

   In the descriptions of the Proposal below, for simplicity, actions are described as being taken by a Fund that is a series of a Trust, although all actions are actually taken by the respective Trust on behalf of the applicable Fund.

   Each Fund provides periodic reports to its shareholders that highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for a Fund and a copy of any more recent semi-annual report, without charge, by calling (800) 791-9780 or writing the Fund, c/o Zurich Scudder Investments, Inc., at the address shown at the beginning of this Proxy Statement.

                           Proposal: Approval of New
                        Investment Management Agreement

Introduction

   Scudder acts as the investment manager to each Fund pursuant to an investment management agreement entered into by each Fund and Scudder (each, a "Current Investment Management Agreement" and collectively, the "Current Investment Management Agreements"). On December 3, 2001, Zurich Financial Services ("Zurich Financial"), which through subsidiaries currently owns a majority of the common stock of Scudder, entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). The Transaction Agreement contemplates that the Zurich Financial entities currently owning a majority of Scudder's common stock will acquire the balance of the common stock of Scudder so that the Zurich Financial entities as a group comprise the sole stockholder of Scudder. Deutsche Bank will then acquire 100% of Scudder, not including certain U.K. operations (known as Threadneedle Investments), from the Zurich Financial entities. Following this transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the U.S. for the asset management activities of Deutsche Bank and certain of its subsidiaries. The foregoing is referred to as the "Transaction." Deutsche Bank, a global financial institution, manages, directly and through its wholly owned subsidiaries, more than $500 billion in assets (as of December 31, 2001), including approximately $53 billion of assets in open- and closed-end investment companies managed in the United States.

   Consummation of the Transaction would constitute an "assignment," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of each Fund's Current Investment Management Agreement with

Scudder. As required by the 1940 Act, each of the Current Investment Management Agreements provides for its automatic termination in the event of its assignment. In anticipation of the Transaction, a new investment management agreement (each, a "New Investment Management Agreement" and collectively, the "New Investment Management Agreements" and, together with the Current Investment Management Agreements, the "Investment Management Agreements") between each Fund and Scudder is being proposed for approval by shareholders of each Fund. The form of New Investment Management Agreement is attached hereto as Exhibit A. The terms of the New Investment Management Agreement for each Fund are substantially identical to the terms of the corresponding Current Investment Management Agreement, except that, under the New Investment Management Agreement, Scudder would be authorized, subject to further Board approval, to appoint certain affiliates as sub-advisers. See "Differences Between the Current and New Investment Management Agreements." The material terms of each Current Investment Management Agreement are described under "Description of the Current Investment Management Agreements" below.

   In the event that the Transaction does not, for any reason, occur, each Current Investment Management Agreement will continue in effect in accordance with its terms.

   The information set forth in this Proxy Statement and any accompanying materials concerning the Transaction, the Transaction Agreement, Zurich Financial, Deutsche Bank and their respective affiliates has been provided to the Trusts by Zurich Financial and Deutsche Bank.

Board Approval and Recommendation

   On February 4, 2002, the Board of each Trust, including each Trustee who is not an "interested person" (an "Interested Person") of the Investment Manager, Deutsche Bank or the Trust within the meaning of the 1940 Act (each is referred to as a "Non-interested Trustee"), voted unanimously to approve the New Investment Management Agreements and to recommend their approval to shareholders.

   For information about the Boards' deliberations and the reasons for their recommendation, please see "Board Considerations" below.

   The Board of each Trust unanimously recommends that its shareholders vote in favor of the approval of the New Investment Management Agreement for that Fund.

Information Concerning the Transaction and Deutsche Bank

  Description of the Transaction

   On December 3, 2001, the majority owners of Scudder entered into a Transaction Agreement with Deutsche Bank. Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain U.K. operations (known as Threadneedle Investments), for approximately $2.5 billion. Following this Transaction, it is proposed that Scudder will change its name to Deutsche Investment Management (Americas) Inc. and will become part of Deutsche Asset Management, expected to be the world's fourth largest asset management firm based on assets under management.

   The Transaction will take place in three steps:

   . First, in a merger pursuant to a separate Merger Agreement, the Zurich
     Financial entities that now own approximately 82% of Scudder's common stock will acquire the approximately 18% of Scudder's common stock now owned by Scudder's employee and retired employee stockholders. The employee and retired employee stockholders will receive cash for their shares, and the Security Holders Agreement among the current Scudder stockholders will terminate.

   . Second, Scudder will transfer its ownership interest in Threadneedle
     Investments to the Zurich Financial entities that will then own 100% of Scudder's common stock. As a result, Threadneedle Investments will no longer be a part of Scudder.

   . Finally, the Zurich Financial entities will sell 100% of the common stock of Scudder to Deutsche Bank for $2.5 billion, subject to certain adjustments.

   In connection with the Transaction, Zurich Financial has also agreed to acquire Deutsche Bank's European insurance businesses for EUR 1.5 billion; Deutsche Bank has agreed to acquire Zurich Financial's German and Italian asset management businesses in exchange for a financial agent network and a real estate and mutual fund consulting business owned by Deutsche Bank; and Deutsche Bank and Zurich Financial have entered into a broad strategic cooperation agreement. Information about Deutsche Bank is provided below under "Deutsche Bank."

   As discussed in the "Introduction" above, under the 1940 Act, the Transaction will cause all the current investment management agreements with registered funds managed by Scudder to terminate automatically. Client consents also will be required for the continuation of other Scudder advisory agreements. If a New Investment Management Agreement is not approved by a Fund's shareholders, the Current Investment Management Agreement would terminate upon completion of the acquisition of Scudder by Deutsche Bank. If such a termination were to occur, the Board of the affected Fund would make such arrangements for the management of that Fund's investments as it deems appropriate and in the best interests of that Fund, including (without limitation) re-submitting this Proposal for shareholder approval and/or entering into an interim investment management agreement with Scudder.

   The Transaction by which Deutsche Bank intends to acquire Scudder is subject to a number of conditions that are contained in the Transaction Agreement, including the approval of clients, including the Funds, representing at least 80% of Scudder's assets under management as of June 30, 2001. In addition, these conditions include, among others, the receipt of all material consents, approvals, permits and authorizations from appropriate governmental entities; the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Transaction; that certain key agreements relating to the strategic partnership between Deutsche Bank and Zurich Financial are in full force and effect and all of the conditions in those agreements have been satisfied or waived; the representations and warranties of the parties to the Transaction are true and correct with such exceptions as would not have a material adverse effect on Scudder; the parties to the Transaction have performed in all material respects all obligations and covenants that they are required to perform; and the parties to the Transaction have delivered appropriate certificates and resolutions as to the authorizations in connection with the Transaction. The Transaction is expected to close early in the second quarter of 2002.

   Under the Transaction Agreement and the Merger Agreement, Scudder and its majority owners have agreed that they will, and will cause each of Scudder's subsidiaries engaged in the investment management business to, use their reasonable best efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act, as discussed under "Board Considerations," below.

   Appendix 2 provides information regarding Scudder's current business, including its stockholders, directors and officers.

  Deutsche Bank

   Deutsche Bank is a leading integrated provider of financial services to institutions and individuals throughout the world. It is organized in Germany and is a publicly traded entity. Its shares trade on many exchanges including the New York Stock Exchange and Xetra (German Stock Exchange). It is engaged in a wide range of financial services, including retail, private and commercial banking, investment banking and insurance. Deutsche Bank has combined all of its investment management businesses to form Deutsche Asset Management which, as of December 31, 2001, had more than $231 billion in assets under management. Deutsche Asset Management acts as investment manager to 96 U.S. open- and closed-end investment companies, which in the aggregate had approximately $53 billion in assets as of December 31, 2001.

   Deutsche Asset Management is comprised of several entities that are separately incorporated and registered as investment advisers. As proposed, Scudder will for the immediate future remain a separate entity within the Deutsche Asset Management group. Deutsche Bank intends to utilize a dual employee structure to integrate Scudder into Deutsche Asset Management. Deutsche Bank has guaranteed the obligations of each of its subsidiaries that has a contractual relationship with the Funds which, following the Transaction, will include Scudder.

   As discussed above, following the Transaction, Scudder will be a part of Deutsche Asset Management, which is part of the broader Private Client and Asset Management ("PCAM") group at Deutsche Bank. At that time, Thomas Hughes will continue to be the President of Deutsche Asset Management and the Chief Executive Officer of PCAM Americas Region. Edmond D. Villani will join the existing Deutsche Asset Management Global Executive Committee, as well as serve on the Americas leadership team. Mr. Villani is the President and Chief Executive Officer of Scudder.

   Following the Transaction, 100% of the outstanding voting securities of Scudder will be held by Deutsche Bank.

Board Considerations

   On April 27, 2001, Zurich Financial announced its intent to seek a strategic transaction involving its majority owned subsidiary, Scudder. Over the course of the following months, the Non-interested Trustees met numerous times by themselves, with their legal counsel and with senior Scudder and Zurich Financial personnel to discuss Scudder's organizational structure, expectations with respect to potential transactions and the potential benefits and risks to the Funds and other funds managed by Scudder and their shareholders from a strategic transaction. The Non-interested Trustees identified a list of basic principles, which they believed should serve as the foundation for their review of the organizational, operational and strategic issues involved with any potential change in control of Scudder. These basic principles were communicated to Scudder and were intended to be shared with any potential strategic partner.

   On September 23, 2001, Zurich Financial and Deutsche Bank entered into a "heads of agreement" whereby Deutsche Bank agreed, subject to a number of contingencies (including the execution of a definitive transaction agreement), to acquire 100% of Scudder (not including certain of Scudder's U.K. operations) from Zurich Financial. At a meeting on September 24, 2001, the Trustees met with senior Scudder and Deutsche Bank personnel to discuss the proposed acquisition of Scudder by Deutsche Bank, the general corporate structure of Deutsche Bank, the background of certain key employees of Deutsche Bank and Scudder's views on the proposed acquisition.

   As part of their due diligence, the Non-interested Trustees separately discussed items they wanted to raise with Deutsche Bank and Scudder in connection with the proposed transaction and directed their counsel to create lists of issues for discussion, which were provided to Scudder and Deutsche Bank. In addition, the Non-interested Trustees engaged various consultants to help them evaluate the proposed transaction.

   On October 9, 2001, the Non-interested Trustees met with the chief executive officer of Deutsche Asset Management to discuss the proposed acquisition of Scudder, Deutsche Bank's strategic views of the mutual fund business and Deutsche Bank's proposed strategy for managing the Funds and other funds managed by Scudder.

   On December 3, 2001, Zurich Financial and Deutsche Bank signed a definitive agreement finalizing Deutsche Bank's agreement to acquire Scudder in accordance with the "heads of agreement." Thereafter, on many occasions, the Non-interested Trustees were given extensive information about the Transaction, and Scudder and Deutsche Bank responded to numerous issues and questions raised by the Non-interested Trustees. The Non-interested Trustees met many times between December 3, 2001 and February 4, 2002 with legal counsel to discuss the Transaction and Deutsche Bank's and Scudder's responses to their issues lists and questions. They carefully reviewed the materials presented by Deutsche Bank and Scudder and met with many senior Deutsche Bank and Scudder personnel, including a meeting on January 14, 2002 with certain members of the Group Executive Committee of Deutsche Bank.

   Throughout the process, the Non-interested Trustees had the assistance of legal counsel, who advised them on, among other things, their duties and obligations. As a result of their review and consideration of the Transaction and the proposed New Investment Management Agreements, at a meeting on February 4, 2002, the Board of each Trust voted unanimously to approve the New Investment Management Agreements and to recommend them to the shareholders of each Fund for their approval.

   In connection with its review, each Board obtained substantial information regarding: the management, financial position and business of Deutsche Bank; the history of Deutsche Bank's business and operations; the investment performance of the investment companies advised by Deutsche Asset Management; the proposed structure, operations and investment processes of the combined investment management organization after the Transaction; and the future plans of Deutsche Bank and Scudder with respect to Scudder's affiliated entities and the Funds. Each Board also received information regarding the terms of the Transaction, anticipated management of the combined organization, the resources that Deutsche Bank intends to bring to the combined organization and the process being followed by Deutsche Bank and Scudder to integrate their organizations. Each Board also reviewed current and pro forma staffing and financial information for the combined organization, along with Deutsche Bank's plans to reduce its expenses through reduction of organizational redundancies and the achievement of synergies and efficiencies. Deutsche Bank represented that although it expects to achieve significant savings over the combined stand-alone expense bases for the Deutsche Asset Management and Scudder organizations, it will be able to spend more than Scudder spent independently, and that Deutsche Bank's expense savings could be achieved without adversely affecting the Funds.

   In responding to the Non-interested Trustees' inquiries, Deutsche Bank identified as one of its main goals the maximization of value for the Funds' shareholders and for the shareholders of other funds managed by Scudder through its efforts to deliver superior investment performance, distinctive shareholder service experiences and competitive expense ratios.

   Deutsche Bank identified as one of the key focuses of the Transaction the creation of a single disciplined, globally integrated investment management organization combining the strengths of the various investment advisory entities that comprise Deutsche Asset Management and Scudder. The Non-interested Trustees met with the chief global investment officer of the proposed combined organization, who articulated Deutsche Bank's plan to create a global research-centric investment management organization. He informed the Trustees that Deutsche Bank intended to streamline and upgrade the combined organization's portfolio management teams, while providing them with improved portfolio analytics and tools, and implementing close management oversight. He said that all investment personnel for the combined organization, with some exceptions for specialized fixed-income and international equity products, will be located in New York.

   Each Board considered that Deutsche Bank proposed a new chief global investment officer and other significant personnel changes for Scudder. Each Board also considered that, for a number of funds managed by Scudder, Deutsche Bank intended to change the fund's portfolio managers after consummation of the Transaction. See Appendix 3 for a list of proposed portfolio manager changes affecting the Funds. Each Board considered the experience and track records of identified senior investment personnel that would be part of the combined investment management organization. Each Board also considered the proposed structure of the combined trading platform, including the use of brokerage commissions to generate "soft dollars" to pay for research-related services and proposed policies, procedures and practices with respect to trading with Deutsche Bank and its affiliates.

   Each Board considered Deutsche Bank's plans for distribution and marketing, shareholder servicing, investment operations, accounting and administration. Each Board noted that Deutsche Bank represented that it expected the management teams and personnel currently providing these services to the Funds, and the systems currently used by them to support these functions, to remain largely in place.

   In connection with its deliberations, each Board obtained certain assurances from Deutsche Bank, including the following:

   . Deutsche Bank has provided each Board with such information as is reasonably necessary to evaluate the New Investment Management Agreements.

   . Deutsche Bank's acquisition of Scudder enhances its core focus of expanding its global asset management business. With that focus, Deutsche Bank will devote to Scudder and its affairs the attention and resources designed to provide for each Fund top quality investment management, shareholder, administrative and product distribution services.

   . The Transaction is not expected to result in any adverse change in the investment management or operations of the Funds; and Deutsche Bank does not anticipate making any material change in the manner in which investment advisory services or other services are rendered to each Fund which has the potential to have a material adverse effect upon any Fund.

   . Deutsche Bank is committed to the continuance, without interruption, of services to the Funds of at least the type and quality currently provided by Scudder and its affiliates, or superior thereto.

   . In order to retain and attract key personnel, Deutsche Bank intends to maintain overall compensation and performance incentive policies and practices at market levels or better.

   . Deutsche Bank intends to maintain the distinct brand quality of the funds managed by Scudder and is committed to strengthening and enhancing the brand and the intermediary distribution channels.

   . Deutsche Bank will promptly advise each Board of decisions materially affecting the Deutsche Bank organization as they relate to the Funds. Deutsche Bank has represented to each Board that neither this, nor any of the other above commitments, will be altered by Deutsche Bank without the Board's prior consideration.

   Deutsche Bank and Zurich Financial each assured each Board that they intend to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company or any of its affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the board members of the investment company must not be Interested Persons of such investment adviser. The composition of the Board of each Fund is in compliance with this provision of Section 15(f). Upon consummation of the Transaction, it is expected that Linda C. Coughlin, currently an Interested Person of each Trust, will resign from each Board and that a senior executive of Deutsche Bank will be appointed by the Board of each Fund to fill the vacancy created by Ms. Coughlin's resignation. In addition, after careful review and consideration, the Non-interested Trustees of each Board determined that it would be in the best interests of the Fund to add to the Board an individual who currently acts as a non-interested board member of certain funds managed by Deutsche Asset Management. Deutsche Bank believes, and the Board members of each Fund agreed, that these changes in the Board composition will facilitate the integration of Scudder into Deutsche Asset Management by providing perspective and insight relating to experience working with the Deutsche Bank organization. The Nominating and Governance Committee intends to consider a number of candidates and, as a result, the Non-interested Trustees expect to appoint an additional Board member from those candidates who currently act as non-interested board members of funds managed by Deutsche Asset Management. If reconstituted as proposed, the Board of each Fund will continue to be in compliance with Section 15(f).

   To meet the second condition of Section 15(f), an "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the transaction, whereby the investment adviser, or any interested person of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company).

   Deutsche Bank and Zurich Financial are not aware of any express or implied term, condition, arrangement or understanding that would impose an "unfair burden" on any Fund as a result of the Transaction. Deutsche Bank and Zurich Financial have agreed that they, and their affiliates, will take no action that would have the effect of imposing an "unfair burden" on any Fund in connection with the Transaction. In furtherance thereof, Scudder has undertaken to pay the costs of preparing and distributing proxy materials to, and of holding the Meetings of, the Funds' shareholders, as well as other fees and expenses in connection with the Transaction, including the fees and expenses of legal counsel and consultants to the Funds and the Non-interested Trustees. In addition, because it is possible that the Board of each Fund may hold a series of special Board meetings following the closing of the Transaction in order to facilitate the integration of the management of the Funds into Deutsche Asset Management, Scudder has undertaken to waive or reimburse each Fund a portion of its management fee payable during the first year following the closing of the Transaction to ensure that the expenses associated with such meetings would not be borne by the Funds. Furthermore, Deutsche Bank has agreed to indemnify each Fund and the Non-interested Trustees from and against any liability and expenses based upon any misstatements and omissions by Deutsche Bank to the Non-interested Trustees in connection with their consideration of the Transaction.

   Each Board noted that, in previously approving the continuation of the Current Investment Management Agreements, the Board had considered numerous factors, including the nature and quality of services provided by Scudder; investment performance, both of the Funds themselves and relative to appropriate peer groups and one or a combination of market indices; investment management fees, expense ratios and asset sizes of the Funds and relative peer groups; Scudder's profitability from managing the Funds; fall-out benefits to Scudder from its relationship to the Funds, including revenues derived from services provided to the Funds by affiliates of Scudder; and the potential benefits to Scudder, the Funds and their shareholders of receiving research services from broker/dealer firms in connection with the allocation of portfolio transactions to such firms.

   In addition, in considering whether to approve the New Investment Management Agreement for each Fund (the terms of which are substantially identical to the terms of the Current Investment Management Agreement for each Fund, except as described below under "Differences Between the Current and New Investment Management Agreements"), each Board considered the potential benefit to the Funds of providing the Investment Manager more flexibility in structuring portfolio management services for each Fund. Each Board recognized that it may be beneficial to the Funds to allow the Investment Manager to take advantage of the strengths of other entities within the Deutsche Bank organization by permitting the Investment Manager to delegate certain portfolio management services to such entities, and to do so, to the extent permissible by law, without incurring the expense of obtaining further shareholder approval. In addition, the Board considered that (i) any restructuring of the provision of portfolio management services provided to the Funds would require the prior approval of a majority of the members of a Fund's Board, including a majority of the Non-interested Trustees; and (ii) the management expenses incurred by the Funds would not be affected by any action taken to delegate services to other Deutsche Bank entities or their employees in reliance on the New Investment Management Agreements because any fees paid to a sub-adviser would be paid by the Investment Manager and not by the Funds. Scudder will retain full responsibility for the actions of any such sub-adviser or delegates.

   As a result of their review and consideration of the Transaction and the New Investment Management Agreements, at a meeting on February 4, 2002, the Board of each Fund, including the Non-interested Trustees of each Fund, voted unanimously to approve the New Investment Management Agreements and to recommend them to the shareholders for their approval.

Transfer Agent, Shareholder Service Agent and Principal Underwriter

   Scudder Fund Accounting Corporation ("SFAC"), a subsidiary of Scudder, computes net asset value for each Fund. Scudder Investments Service Company ("SISC''), an affiliate of Scudder, serves as shareholder servicing agent and as transfer and dividend paying agent for certain of the Funds. Scudder Distributors, Inc. ("SDI"), 222 South Riverside Plaza, Chicago, Illinois 60606-5808, a subsidiary of Scudder, provides information and administrative services for each Fund. SDI is also the principal underwriter and distributor of each Fund's shares and acts as agent of each Fund in the sale of its shares. For certain Funds, SDI receives a Rule 12b-1 distribution fee and a shareholder services fee. Scudder Investor Services, Inc. ("SISI"), an affiliate of Scudder, provides administrative services for some of the Funds. Appendix 4 sets forth for each Fund the fees paid to SFAC, SISC, SDI and SISI during the last fiscal year of each Fund.

   SFAC, SISC and SISI will continue to provide fund accounting, transfer agency and administrative services, respectively, to the Funds, as described above, under the current arrangements if the New Investment Management Agreements are approved. In addition, in light of the fact that the agreements with SDI will, by their terms, terminate upon the closing of the Transaction, at a meeting on February 4, 2002, the Boards unanimously approved the continuation of these agreements following the closing of the Transaction. As such, SDI will continue to provide administrative, underwriting and distribution services under the current arrangements if the New Investment Management Agreements are approved.

   Exhibit B sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised by Scudder that have similar investment objectives to any of the Funds. (See Appendix 5 for information regarding the management fee rate, net assets and aggregate management fee paid for each Fund.)

Brokerage Commissions on Portfolio Transactions

   Scudder places orders for portfolio transactions on behalf of the Funds with issuers, underwriters or other brokers and dealers. When it can be done consistently with the policy of obtaining the most favorable net results, Scudder may place such orders with brokers and dealers who supply brokerage and research services to Scudder or a Fund. The term "research services" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Scudder is authorized when placing portfolio transactions for securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction because of the receipt of research services. In selecting brokers and dealers with which to place portfolio transactions for a Fund, Scudder may consider sales of shares of the Funds and of any funds managed by Scudder. The placement of portfolio transactions is supervised by Scudder. Following the closing of the Transaction, Scudder's trading system and related brokerage policies may, in part or in whole, be conformed to those of Deutsche Bank. Deutsche Bank has represented that its policies are similar in all material respects to those of Scudder, and that it does not expect that the types and levels of portfolio transactions/placements with particular brokers will materially differ from those of Scudder in the past.

Description of the Current Investment Management Agreements

   General. Under each Current Investment Management Agreement, Scudder provides each Fund with continuing investment management services. The Investment Manager also determines which securities shall be purchased, held or sold, and what portion of each Fund's assets shall be held uninvested, subject to each Trust's Declaration of Trust, By-Laws, the investment objectives, policies and restrictions set forth in each Fund's registration statement, the provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended (the "Code"), and such policies and instructions as the Trustees may determine.

   Investment Manager's Responsibilities. Each Current Investment Management Agreement states that the Investment Manager will provide portfolio management services, place portfolio transactions in accordance with policies expressed in each Fund's registration statement, pay each Fund's office rent, render significant administrative services on behalf of each Fund (not otherwise provided by third parties) necessary for each Fund's operating as an open-end investment company including, but not limited to, preparing reports to and meeting materials for each Trust's Board and reports and notices to Fund shareholders; supervising, negotiating contractual arrangements with, and to the extent appropriate, monitoring the performance of various third-party and affiliated service providers to each Fund (such as each Fund's transfer and pricing agents, fund accounting agents, custodians, accountants and others) and other persons in any capacity deemed necessary or desirable to Fund operations; preparing and making filings with the Securities and Exchange Commission (the "SEC" or the "Commission") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the registration statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by each Fund's transfer agent; assisting in the preparation and filing of each Fund's federal, state and local tax returns; preparing and filing each Fund's federal excise tax return pursuant to
Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of shares of each Fund under applicable federal and state securities laws; maintaining or causing to be maintained for each Fund all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by each Fund's custodian or other agents of each Fund; assisting in establishing accounting policies of each Fund; assisting in the resolution of accounting issues that may arise with respect to each Fund's operations and consulting with each Fund's independent accountants, legal counsel and other agents as necessary in connection therewith; establishing and monitoring each Fund's operating expense budgets; reviewing each Fund's bills; processing the payment of bills that have been approved by an authorized person; assisting each Fund in determining the amount of dividends and distributions available to be paid by each Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting each Trust, as it may reasonably request, in the conduct of each applicable Fund's business, subject to the direction and control of each Trust's Board.

   Fund Expenses. Under each Current Investment Management Agreement, each Fund is responsible for other expenses, such as organizational expenses (including out-of-pocket expenses, but excluding the Investment Manager's overhead or employee costs); brokers' commissions or other costs of acquiring or disposing of any portfolio securities of each Fund; legal, auditing and accounting expenses; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; taxes and governmental fees; the fees and expenses of each Fund's transfer agent; expenses of preparing share certificates and any other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of shares; the expenses of and fees for registering or qualifying securities for sale; compensation and expenses of Non-interested Trustees; the cost of printing and distributing reports, notices and dividends to current shareholders; the fees and expenses of each Fund's accounting agent for which each of the Funds is responsible pursuant to the applicable Fund Accounting Services Agreement; and the fees and expenses of each Fund's custodians, subcustodians, dividend disbursing agents and registrars. Each Fund may arrange to have third parties assume all or part of the expenses of sale, underwriting and distribution of shares of that Fund. Each Fund is also responsible for expenses of shareholders' and other meetings, the cost of responding to shareholders' inquiries, and its expenses incurred in connection with litigation, proceedings and claims and the legal obligation it may have to indemnify officers and Trustees of each Trust with respect thereto. Each Fund is also responsible for the maintenance of books and records which are required to be maintained by each Fund's custodian or other agents of each Trust; telephone, telex, facsimile, postage and other communications expenses; any fees, dues and expenses incurred by each Fund in connection with membership in investment company trade organizations; expenses of printing and mailing prospectuses and statements of additional information of each Fund and supplements thereto to current shareholders; costs of stationery; fees payable to the Investment Manager; expenses relating to investor and public relations; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of each Fund's portfolio securities; and other expenses.

   Expenses Paid by the Investment Manager. The Investment Manager is responsible for the payment of the compensation and expenses of all Trustees, officers and executive employees of each Trust (including each Fund's share of payroll taxes) who are affiliated with the Investment Manager and making available, without expense to each Fund, the services of such Trustees, officers and employees as may be duly elected officers of each Trust, subject to their individual consent to serve and to any limitations imposed by law. Each Fund is responsible for the compensation and the fees and expenses (specifically including travel expenses relating to Fund business) of Trustees, officers and employees not affiliated with the Investment Manager. Under each Current Investment Management Agreement, the Investment Manager also pays each Fund's share of payroll taxes, as well as expenses, such as travel expenses
(or an appropriate portion thereof), of Trustees and officers of each Trust who are directors, officers or employees of the Investment Manager. During each Fund's most recent fiscal year, no compensation, direct or otherwise (other than through fees paid to the Investment Manager), was paid or became payable by a Trust to any of its officers or Trustees who were affiliated with the Investment Manager.

   Compensation Paid to the Investment Manager. In return for the services provided by Scudder as investment manager, and the expenses it assumes under each Current Investment Management Agreement, each Fund pays the Investment Manager a management fee which is accrued daily and payable monthly. The management fee rate for each Fund is set forth in Appendix 5.

   Liability of the Investment Manager. Each Current Investment Management Agreement further provides that the Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with matters to which such Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or from reckless disregard by the Investment Manager of its obligations and duties under such Agreement.

   Termination of the Agreement. Each Current Investment Management Agreement may be terminated without penalty upon sixty (60) days' written notice by either party. Each Fund may agree to terminate its Current Investment Management Agreement either by the vote of a majority of the outstanding voting securities of the Fund or by a vote of the Board. In addition, each Current Investment Management Agreement may also be terminated at any time without penalty by the vote of a majority of the outstanding voting securities of the Fund or by a vote of the Board if a court establishes that the Investment Manager or any of its officers or directors has taken any action resulting in a breach of the Investment Manager's covenants under the Investment Management Agreement. As stated above, each Current Investment Management Agreement automatically terminates in the event of its assignment.

Additional Information About the Investment Management Agreements

   The date of each Current Investment Management Agreement, the date when each Current Investment Management Agreement was last approved by the shareholders of each Fund, the date when each New Investment Management Agreement was approved by the Trustees of each Fund and the termination date (unless continued) of each New Investment Management Agreement is included in Appendix 6.

The New Investment Management Agreements

   The New Investment Management Agreement for each Fund will be dated as of the date of the consummation of the Transaction, which is expected to occur early in the second quarter of 2002. Each New Investment Management Agreement will be in effect for an initial term ending on September 30, 2002 (the same term as would apply under the corresponding Current Investment Management Agreement but for the Transaction), and may be continued thereafter from year to year only if specifically approved at least annually by the vote of "a majority of the outstanding voting securities" (as defined below under "Additional Information") of each Fund, or by the Board and, in either event, the vote of a majority of the Non-interested Trustees, cast in person at a meeting called for such purpose. In the event that shareholders of a Fund do not approve the New Investment Management Agreement, the Current Investment Management Agreement will terminate if the Transaction is consummated. In such event, the Board of such Trust will take such action, if any, as it deems to be in the best interests of the Fund, including (without limitation) re-submitting this Proposal for shareholder approval, and/or entering into an interim investment management agreement with Scudder. In the event the Transaction is not consummated, Scudder will continue to provide services to each Fund in accordance with the terms of each Current Investment Management Agreement for such periods as may be approved at least annually by the Board, including a majority of the Non-interested Trustees.

Differences Between the Current and New Investment Management Agreements

   The terms of the New Investment Management Agreement for each Fund are substantially identical to the terms of the corresponding Current Investment Management Agreement, except that, to the extent permissible by law, pursuant to each New Investment Management Agreement the Investment Manager would be authorized to appoint certain of its affiliates as sub-advisers to perform certain of the Investment Manager's duties. In such cases, the Investment Manager would also be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any such affiliated sub-advisers. These affiliated sub-advisers must be entities that the Investment Manager controls, is controlled by, or is under common control with, and any such appointments are subject to further approval of the Non-interested Trustees and the full Board. Shareholders of a Fund that are affected by any adjustment would receive prompt notice following approval by the Non-interested Trustees. The management fee rates paid by the Funds would not increase as a result of any such action; all fees incurred by a sub-adviser will continue to be the responsibility of the Investment Manager. The Investment Manager will retain full responsibility for the actions of any such sub-adviser or delegates.

   The investment management fee rates paid by the Funds under the New Investment Management Agreements are the same as those currently in effect.

The Trustees of each Trust unanimously recommend that shareholders of each Fund vote FOR the approval of a New Investment Management Agreement for that Fund.

                            Additional Information

General

   The cost of preparing, printing and mailing the enclosed proxy card(s) and this Proxy Statement, and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone, facsimile or telegraph, will be paid by Scudder. In addition to solicitation by mail, certain officers and representatives of each Trust, officers and employees of Scudder and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

   Any shareholder of a Fund giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the applicable Trust, c/o Zurich Scudder Investments, Inc., at the address for the Trust shown at the beginning of this Proxy Statement) or in person at a Meeting, by executing a superseding proxy or by submitting a notice of revocation to the applicable Fund. All properly executed proxies received in time for the Meetings will be voted as specified in the proxy or, if no specification is made, in favor of the Proposal referred to in the Proxy Statement.

   The presence at a Meeting, in person or by proxy, of the holders of at least 30%, with respect to each Fund, of the shares entitled to be cast of such Fund shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at a Meeting with respect to one or more Funds, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the concerned Fund's shares present in person or by proxy at a Meeting. The persons named as proxies will vote in favor of any such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote against any such adjournment those proxies to be voted against the Proposal. For purposes of determining the presence of a quorum for transacting business at a Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by a Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly.

   Approval of the Proposal, with respect to each Fund, requires the affirmative vote of the holders of a "majority of the outstanding voting securities" of that Fund. The term "majority of the outstanding voting securities," as defined in the 1940 Act and as used in this Proxy Statement, means: the affirmative vote of the lesser of (i) 67% of the voting securities of a Fund present at a Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Fund.

   Abstentions will have the effect of a "no" vote on the Proposal. Broker non-votes will have the effect of a "no" vote for the Proposal if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding shares of a Fund. Broker non-votes will not constitute "yes" or "no" votes for the Proposal and will be disregarded in determining the voting securities "present" if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of a Fund present at a Meeting. Broker non-votes are not likely to be relevant to the Meetings because the Funds have been advised by the New York Stock Exchange that the Proposal to be voted upon by the shareholders involves matters that the New York Stock Exchange considers to be routine and within the discretion of brokers to vote if no customer instructions are received. Shareholders of each Fund will vote separately with respect to the Proposal.

   If shareholder approval of the Proposal is not obtained prior to the closing of the Transaction, Scudder would propose to enter into an interim advisory agreement with your Fund, pursuant to Rule 15a-4 under the 1940 Act. The interim agreement, which would take effect upon completion of the acquisition of Scudder by Deutsche Bank, would be in substantially the same form as the New Investment Management Agreement, but would not include the new provisions regarding flexibility in managing assets and would include special provisions required by Rule 15a-4, including:

   . a maximum term of 150 days;

   . a provision that the Board or holders of a majority of the Fund's shares may terminate the agreement at any time without penalty on not more than 10 days' written notice; and

 . a provision that the compensation earned by Scudder under the agreement would be held in an interest-bearing escrow account until shareholder approval of the New Investment Management Agreement is obtained, after which the amount in the escrow account (together with any interest) would be paid to Scudder.

   If any Fund relying on Rule 15a-4 has not received the requisite shareholder approval for the New Investment Management Agreement within 150 days after completion of the acquisition of Scudder by Deutsche Bank, fees (less reasonable expenses) would be returned to that Fund and the Board of the affected Fund would consider other appropriate arrangements subject to approval in accordance with the 1940 Act.

   Holders of record of the shares of each Fund at the close of business on February 8, 2002, as to any matter on which they are entitled to vote, will be entitled to one vote per share on all business of a Meeting. The table provided in Appendix 7 hereto sets forth the number of shares outstanding for each Fund as of December 31, 2001.

   To the best of each Trust's knowledge, as of December 31, 2001, no person owned beneficially more than 5% of any Fund's outstanding shares, except as stated in Appendix 8.

   Appendix 9 lists the amount of shares of each Fund owned directly or beneficially by the Trustees of the relevant Board and officers of each Trust.

   Georgeson Shareholder Communications, Inc. ("Georgeson") has been engaged to assist in the solicitation of proxies for the Funds, at an estimated cost of $2,380,194, plus expenses. Such expenses will be borne by Scudder. As the Meeting date approaches, certain shareholders of each Fund may receive a telephone call from a representative of Georgeson if their votes have not yet been received. Authorization to permit Georgeson to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of each Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Funds believe that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

   In all cases where a telephonic proxy is solicited, the Georgeson representative is required to ask for each shareholder's full name and address, or the last four digits of the shareholder's social security or employer identification number, or both, and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the Georgeson representative is required to ask for the person's title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Georgeson, then the Georgeson representative has the responsibility to explain the process, read the Proposal listed on the proxy card and ask for the shareholder's instructions on the Proposal. Although the Georgeson representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Georgeson will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call Georgeson immediately if his or her instructions are not correctly reflected in the confirmation.

   Shareholders may also provide their voting instructions through telephone touch-tone voting or Internet voting. These options require shareholders to input a control number which is located on each voting instruction card. After inputting this number, shareholders will be prompted to provide their voting instructions on the Proposal. Shareholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Shareholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

   If a shareholder wishes to participate in a Meeting, but does not wish to give a proxy by telephone or electronically, the shareholder may still submit the proxy card(s) originally sent with this Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy card(s), they may contact Georgeson toll-free at (866) 515-0335. Any proxy given by a shareholder is revocable until voted at a Meeting.

Shareholder Proposals for Subsequent Meetings

   Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Meetings, if any, should send their written proposals to the Secretary of the applicable Trust, c/o Zurich Scudder Investments, Inc., at the address for the Trust shown at the beginning of this Proxy Statement, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion.

Other Matters to Come Before the Meetings

   The Boards are not aware of any matters that will be presented for action at the Meetings other than the matters described in this material. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of each Trust and/or Fund.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) (OR TAKE ADVANTAGE OF AVAILABLE ELECTRONIC OR TELEPHONIC VOTING PROCEDURES) PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Boards,

/s/ JOHN MILLETTE
John Millette
Secretary

                       INDEX OF EXHIBITS AND APPENDICES

              EXHIBIT A:   FORM OF NEW INVESTMENT MANAGEMENT
                           AGREEMENT

              EXHIBIT B:   MANAGEMENT FEE RATES FOR FUNDS
                           MANAGED BY SCUDDER WITH SIMILAR
                           INVESTMENT OBJECTIVES

              APPENDIX 1:  TRUSTS AND SERIES

              APPENDIX 2:  INFORMATION REGARDING SCUDDER

              APPENDIX 3:  PROPOSED PORTFOLIO MANAGER CHANGES

              APPENDIX 4:  FEES PAID TO SFAC, SISC, SDI AND SISI

              APPENDIX 5:  FUND MANAGEMENT FEE RATES, NET ASSETS
                           AND AGGREGATE MANAGEMENT FEES

              APPENDIX 6:  DATES RELATING TO INVESTMENT
                           MANAGEMENT AGREEMENTS

              APPENDIX 7:  FUND SHARES OUTSTANDING

              APPENDIX 8:  BENEFICIAL OWNERS OF 5% OR MORE OF FUND
                           SHARES

              APPENDIX 9:  FUND SHARES OWNED BY TRUSTEES AND
                           OFFICERS

              APPENDIX 10: OFFICERS

                                   EXHIBIT A

                                    FORM OF

                      NEW INVESTMENT MANAGEMENT AGREEMENT

     [Underscored items in brackets apply to the New Investment Management Agreements applicable to all Funds of Cash Account Trust, all Funds of
Investors Cash Trust, all Funds of Investors Municipal Cash Fund, all Funds of
   Zurich Money Funds, Cash Equivalent Fund-Money Market Portfolio and Cash
            Equivalent Fund-Government Securities Portfolio only.]

 [Bold and underscored items in brackets apply to Tax-Exempt California Money Market Fund, Cash Equivalent Fund-Tax-Exempt Portfolio and all Funds of Zurich
                            YieldWise Funds only.]

                                [Name of Fund]
                           222 South Riverside Plaza
                            Chicago, Illinois 60606

                                                                   [Date], 2002

Zurich Scudder Investments, Inc.
[Address]

                        Investment Management Agreement
                           [Name of Series, if any]

Ladies and Gentlemen:

   [Name of Trust] (the "Trust") has been established as a Massachusetts business trust to engage in the business of an investment company. Pursuant to the Trust's Declaration of Trust, as amended from time-to-time (the "Declaration"), the Board of Trustees is authorized to issue the Trust's shares of beneficial interest (the "Shares"), in separate series, or funds. The Board of Trustees has authorized [Name of Fund[s]] [(each a "Fund" and collectively, the "Funds")] [(the "Fund")]. Series may be abolished and dissolved, and additional series established, from time to time by action of the Trustees.

   The Trust, on behalf of the Fund[s], has selected you to act as the investment manager of the Fund[s] and to provide certain other services, as more fully set forth below, and you have indicated that you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. [In the event the Trust establishes one or more additional series with respect to which it desires to retain you to render the services described hereunder, it shall notify you in writing. If you are willing to render such services, you shall notify the Trust in writing, whereupon such series shall become a fund hereunder.] Accordingly, the Trust on behalf of the Fund agrees with you as follows:

   1. Delivery of Documents. The Trust engages in the business of investing and reinvesting the assets of [each] [the] Fund in the manner and in accordance with the investment objectives, policies and restrictions specified in the currently effective Prospectus (the "Prospectus") and Statement of Additional Information (the "SAI") relating to the Fund included in the Trust's Registration Statement on Form N-1A, as amended from time to time, (the "Registration Statement") filed by the Trust under the Investment Company Act of 1940, as amended, (the "1940 Act") and the Securities Act of 1933, as amended. Copies of the documents referred to in the preceding sentence have been furnished to you by the Trust. The Trust has also furnished you with copies properly certified or authenticated of each of the following additional documents related to the Trust and the Fund:

   (a) The Declaration, as amended to date.

   (b) By-Laws of the Trust as in effect on the date hereof (the "By-Laws").

   (c) Resolutions of the Trustees of the Trust and the shareholders of [each] [the] Fund selecting you as investment manager and approving the form of this Agreement.

   (d) Establishment and Designation of Series of Shares of Beneficial Interest relating to the Fund[s], as applicable.

   The Trust will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements, if any, to the foregoing, including the Prospectus, the SAI and the Registration Statement.

   2. Portfolio Management Services. As manager of the assets of the Fund, you shall provide continuing investment management of the assets of the Fund in accordance with the investment objectives, policies and restrictions set forth in the Prospectus and SAI; the applicable provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended, (the "Code") relating to regulated investment companies and all rules and regulations thereunder; and all other applicable federal and state laws and regulations of which you have knowledge; subject always to policies and instructions adopted by the Trust's Board of Trustees. In connection therewith, you shall use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. The Fund[s] shall have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to your investment advisory clients. In managing the Fund[s] in accordance with the requirements set forth in this section 2, you shall be entitled to receive and act upon advice of counsel to the Trust. You shall also make available to the Trust promptly upon request all of the Fund[s']['s] investment records and ledgers as are necessary to assist the Trust in complying with the requirements of the 1940 Act and other applicable laws. To the extent required by law, you shall furnish to regulatory authorities having the requisite authority any information or reports in connection with the services provided pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

   You shall determine the securities, instruments, investments, currencies, repurchase agreements, futures, options and other contracts relating to investments to be purchased, sold or entered into by [each] [the] Fund and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to your determinations and all in accordance with Fund policies as expressed in the Registration Statement. You shall determine what portion of [each] [the] Fund's portfolio shall be invested in securities and other assets and what portion, if any, should be held uninvested.

   You shall furnish to the Trust's Board of Trustees periodic reports on the investment performance of [each] [the] Fund and on the performance of your obligations pursuant to this Agreement, and you shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

   3. Delegation of Portfolio Management Services. Subject to the prior approval of a majority of the members of [each] [the] Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, you may, through a sub-advisory agreement or other arrangement, delegate to any other company that you control, are controlled by, or are under common control with, or to specified employees of any such companies, or to more than one such company, to the extent permitted by applicable law, certain of your duties enumerated in section 2 hereof; provided, that you shall continue to supervise the services provided by such company or employees and any such delegation shall not relieve you of any of your obligations hereunder.

   Subject to the provisions of this Agreement, the duties of any sub-adviser or delegate, the portion of portfolio assets of the Fund[s] that the sub-adviser or delegate shall manage and the fees to be paid to the sub-adviser or delegate by you under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by you, subject to the prior approval of the members of the Fund[s'] ['s] Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act.

   4. Administrative Services. In addition to the portfolio management services specified above in section 2, you shall furnish at your expense for the use of the Fund[s] such office space and facilities in the United States as the Fund[s] may require for its reasonable needs, and you (or one or more of your affiliates designated by you) shall render to the Trust administrative services on behalf of the Fund[s] necessary for operating as an open end investment company and not provided by persons not parties to this Agreement including, but not limited to, preparing reports to and meeting materials for the Trust's Board of Trustees and reports and notices to Fund shareholders; supervising, negotiating contractual arrangements with, to the extent appropriate, and monitoring the performance of, accounting agents, custodians, depositories, transfer agents and pricing agents, accountants, attorneys, printers, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable to Fund operations; preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the Registration Statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by the Fund[s'] ['s] transfer agent; assisting in the preparation and filing of [each] [the] Fund[s'] ['s] federal, state and local tax returns; preparing and filing [each] [the] Fund[s'] ['s] federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of Shares of [each][the] Fund under applicable federal and state securities laws; maintaining or causing to be maintained for the Fund[s] all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by the Fund[s']['s] custodian or other agents of the Fund[s]; assisting in establishing the accounting policies of the Fund[s]; assisting in the resolution of accounting issues that may arise with respect to the Fund[s']['s] operations and consulting with the Fund[s']['s] independent accountants, legal counsel and the Fund[s']['s] other agents as necessary in connection therewith; establishing and monitoring [each][the] Fund[s']['s] operating expense budgets; reviewing [each][the] Fund[s']['s] bills; processing the payment of bills that have been approved by an authorized person; assisting the Fund[s] in determining the amount of dividends and distributions available to be paid by [each][the] Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the Trust as it may reasonably request in the conduct of the Fund[s']['s] business, subject to the direction and control of the Trust's Board of Trustees. Nothing in this Agreement shall be deemed to shift to you or to diminish the obligations of any agent of the Fund[s] or any other person not a party to this Agreement which is obligated to provide services to the Fund[s].

   5. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 5, you shall pay the compensation and expenses of all Trustees, officers and executive employees of the Trust (including [each] [the] Fund's share of payroll taxes) who are affiliated persons of you, and you shall make available, without expense to the Fund[s], the services of such of your directors, officers and employees as may duly be elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. You shall provide at your expense the portfolio management services described in section 2 hereof and the administrative services described in section 4 hereof.

   You shall not be required to pay any expenses of the Fund[s] other than those specifically allocated to you in this section 5. In particular, but without limiting the generality of the foregoing, you shall not be responsible, except to the extent of the reasonable compensation of such of the Fund[s']['s] Trustees and officers as are directors, officers or employees of you whose services may be involved, for the following expenses of [each] [the] Fund: organization expenses of [each] [the] Fund (including out of-pocket expenses, but not including your overhead or employee costs); fees payable to you and to any other Fund advisors or consultants; legal expenses; auditing and accounting expenses; maintenance of books and records which are required to be maintained by the Fund[s']['s] custodian or other agents of the Trust; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by the Fund[s] in connection with membership in investment company trade organizations; fees and expenses of the Fund[s']['s] accounting agent for which the Trust is responsible pursuant to the terms of the Fund Accounting Services Agreement, custodians, subcustodians, transfer agents, dividend disbursing agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and, except as provided below in this section 5, other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of securities issued by [each] [the] Fund; expenses relating to investor and public relations; expenses and fees of registering or qualifying Shares of [each] [the] Fund for sale; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of [each] [the] Fund's portfolio securities; the compensation and all expenses (specifically including travel expenses relating to Trust business) of Trustees, officers and employees of the Trust who are not affiliated persons of you; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund[s]; expenses of printing and distributing reports, notices and dividends to shareholders; expenses of printing and mailing Prospectuses and SAIs of [each] [the] Fund and supplements thereto; costs of stationery; any litigation expenses; indemnification of Trustees and officers of the Trust; and costs of shareholders' and other meetings.

   You shall not be required to pay expenses of any activity which is primarily intended to result in sales of Shares of [a] [the] Fund if and to the extent that (i) such expenses are required to be borne by a principal underwriter which acts as the distributor of [a] [the] Fund's Shares pursuant to an underwriting agreement which provides that the underwriter shall assume some or all of such expenses, or (ii) the Trust on behalf of [a] [the] Fund shall have adopted a plan in conformity with Rule 12b-1 under the 1940 Act providing that [a] [the] Fund (or some other party) shall assume some or all of such expenses. You shall be required to pay such of the foregoing sales expenses as are not required to be paid by the principal underwriter pursuant to the underwriting agreement or are not permitted to be paid by [a] [the] Fund (or some other party) pursuant to such a plan.

   6. Management Fee. For all services to be rendered, payments to be made and costs to be assumed by you as provided in sections 2, 4, and 5 hereof, the Trust on behalf of the Fund[s] shall pay you in United States Dollars on the last day of each month the unpaid balance of a fee equal to the excess of (a) [see Appendix 5 to this Proxy Statement for the investment management fee rate for each Fund] of the [combined] average daily net assets as defined below of the Fund[s] for such month; over (b) [for all Funds of CEF and ZMF only: the greater of (i) the amount by which the Funds[s']['s] expenses exceed [see Appendix 5 to this Proxy Statement for the investment management fee rate for each Fund] or (ii)] any compensation waived by you from time to time (as more fully described below). You shall be entitled to receive during any month such interim payments of your fee hereunder as you shall request, provided that no such payment shall exceed 75 percent of the amount of your fee then accrued on the books of the Fund[s] and unpaid.

   The "average daily net assets" of the [a] [the] Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such time. The value of the net assets of the Fund shall always be determined pursuant to the applicable provisions of the Declaration and the Registration Statement. If the determination of net asset value does not take place for any particular day, then for the purposes of this section 6, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of 4:00 p.m. (New York time), or as of such other time as the value of the net assets of the Fund's portfolio may be lawfully determined on that day. If [a] [the] Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 6.

   [For all Funds of CEF and ZMF only: You agree that your gross compensation for any fiscal year shall not be greater than an amount which, when added to other expenses of the Fund[s], shall cause the aggregate expenses of the Fund[s] to exceed on an annual basis______. Except to the extent that such amount has been reflected in reduced payments to you, you shall refund to the Fund[s] the amount of any payment received in excess of the limitation pursuant to this section 6 as promptly as practicable after the end of such fiscal year, provided that you shall not be required to pay the Fund[s] an amount greater than the fee paid to you in respect of such year pursuant to this Agreement. As used in this section 6, "expenses" shall mean those expenses included in the applicable expense limitation having the broadest specifications thereof, and "expense limitation" means a limit on the maximum annual expenses which may be incurred by an investment company determined (i) by multiplying a fixed percentage by the average, or by multiplying more than one such percentage by different specified amounts of the average, of the values of an investment company's net assets for a fiscal year or (ii) by multiplying a fixed percentage by an investment company's net investment income for a fiscal year.]

   You may waive all or a portion of your fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of your services. You shall be contractually bound hereunder by the terms of any publicly announced waiver of your fee, or any limitation of the Fund[s']['s] expenses, as if such waiver or limitation were fully set forth herein.

   7. Avoidance of Inconsistent Position; Services Not Exclusive. In connection with purchases or sales of portfolio securities and other investments for the account of the Fund[s], neither you nor any of your directors, officers or employees shall act as a principal or agent or receive any commission. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for [each] [the] Fund's account with brokers or dealers selected by you in accordance with Fund policies as expressed in the Registration Statement. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

   Your services to the Fund[s] pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and services to others. In acting under this Agreement, you shall be an independent contractor and not an agent of the Trust. Whenever the Fund and one or more other accounts or investment companies advised by you have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures believed by you to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in a manner believed by you to be equitable. The Fund[s] recognize[s] that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund[s].

   8. Limitation of Liability of Manager. As an inducement to your undertaking to render services pursuant to this Agreement, the Trust agrees that you shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect you against any liability to the Trust, the Fund[s] or [their][its] shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties hereunder.

   9. Duration and Termination of This Agreement. This Agreement shall remain in force until September 30, 2002, and continue in force from year to year thereafter [with respect to each Fund], but only so long as such continuance is specifically approved [for each Fund] at least annually (a) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of [such][the] the Fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder and any applicable SEC exemptive order therefrom.

   This Agreement may be terminated with respect to Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of [such][the] Fund or by the Trust's Board of Trustees on 60 days' written notice to you, or by you on 60 days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment.

   This Agreement may be terminated with respect to [a] [the] Fund at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of [such][the] Fund in the event that it shall have been established by a court of competent jurisdiction that you or any of your officers or directors has taken any action which results in a breach of your covenants set forth herein.

   10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in a manner consistent with the 1940 Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom.

   11. Limitation of Liability for Claims. The Declaration, a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Name of Trust" refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no shareholder of the Fund, or Trustee, officer, employee or agent of the Trust, shall be subject to claims against or obligations of the Trust or of the Fund to any extent whatsoever, but that the Trust estate only shall be liable.

   You are hereby expressly put on notice of the limitation of liability as set forth in the Declaration and you agree that the obligations assumed by the Trust on behalf of [each] [the] the Fund pursuant to this Agreement shall be limited in all cases to [each] [the] Fund and its assets, and you shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund or any other series of the Trust, or from any Trustee, officer, employee or agent of the Trust. You understand that the rights and obligations of [each] [the] Fund, or series, under the Declaration are separate and distinct from those of any and all other series.

   12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "affiliated person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.

   This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, or in a manner which would cause [a][the] Fund to fail to comply with the requirements of Subchapter M of the Code.

   This Agreement shall supersede all prior investment advisory or management agreements entered into between you and the Trust on behalf of the Fund[s].

   If you are in agreement with the foregoing, please execute the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract effective as of the date of this Agreement.

                                    Yours very truly,

                                    [Name of Trust], on behalf of
                                    [Name of Fund]

                                    By:
                                              ----------------------------------
                                              Vice President

       The foregoing Agreement is hereby accepted as of the date hereof.

                          [ZURICH SCUDDER INVESTMENTS, INC.]

                                    By:
                                         ---------------------------------------
                                                   President

                                   EXHIBIT B

               MANAGEMENT FEE RATES FOR FUNDS MANAGED BY SCUDDER
                      WITH SIMILAR INVESTMENT OBJECTIVES

Fund                                          Objective                         Fee Rate+            Net Assets*
----                                          ---------                         --------           ---------------

Money Market Funds

Government Securities Portfolio Maximum current income consistent with 0.220% to $500 million       $1,833,917,431
(Cash Account Trust)            stability of capital.                  0.200% next $500 million
                                                                       0.175% next $1 billion
                                                                       0.160% next $1 billion
                                                                       0.150% over $3 billion/(1)/

Government Securities Portfolio Maximum current income consistent with 0.220% to $500 million         $498,040,269
(Cash Equivalent Fund)          stability of capital.                  0.200% next $500 million
                                                                       0.175% next $1 billion
                                                                       0.160% next $1 billion
                                                                       0.150% over $3 billion/(3)/

Government Securities Portfolio Maximum current income consistent with 0.150% of net assets           $487,810,268
(Investors Cash Trust)          stability of capital.

Money Market Portfolio          Maximum current income consistent with 0.220% to $500 million      $10,258,067,219
(Cash Account Trust)            stability of capital.                  0.200% next $500 million
                                                                       0.175% next $1 billion
                                                                       0.160% next $1 billion
                                                                       0.150% over $3 billion/(1)/

Money Market Portfolio          Maximum current income consistent with 0.220% to $500 million         $913,521,410
(Cash Equivalent Fund)          stability of capital.                  0.200% next $500 million
                                                                       0.175% next $1 billion
                                                                       0.160% next $1 billion
                                                                       0.150% over $3 billion/(3)/

                                      B-2

Fund                                              Objective                            Fee Rate+            Net Assets*
----                                              ---------                            --------            --------------

Scudder Cash Reserves Fund       Maximum current income to the extent        0.400% to $250 million          $594,927,445
                                 consistent with stability of principal.     0.380% next $750 million
                                                                             0.350% next $1.5 billion
                                                                             0.320% next $2.5 billion
                                                                             0.300% next $2.5 billion
                                                                             0.280% next $2.5 billion
                                                                             0.260% next $2.5 billion
                                                                             0.250% over $12.5 billion

Scudder Cash Investment Trust    To maintain stability of capital, and       0.500% to $250 million        $1,338,276,105
                                 consistent with that, to maintain liquidity 0.450% next $250 million
                                 of capital and to provide current income.   0.400% next $500 million
                                                                             0.350% next $500 million
                                                                             0.335% next $500 million
                                                                             0.320% over $2 billion

Scudder Money Market Series      High level of current income as is          0.250% of net assets          $9,294,897,783
                                 consistent with liquidity, preservation of
                                 capital and the fund's investment policies.

Scudder U.S. Treasury Money Fund Current income consistent with safety,      0.400% to $500 million          $383,802,179
                                 liquidity, and stability of capital.        0.385% next $500 million
                                                                             0.370% over $1 billion

Treasury Portfolio               Maximum current income consistent with      0.150% of net assets             $88,490,940
(Investors Cash Trust)           stability of capital.

Zurich Government Money Fund     Maximum current income to the extent        0.500% to $215 million          $751,421,981
                                 consistent with stability of principal.     0.375% next $335 million
                                                                             0.300% next $250 million
                                                                             0.250% over $800 million/(4)/

Fund                                                  Objective                            Fee Rate+            Net Assets*
----                                                  ---------                            --------            --------------

Zurich Money Market Fund              Maximum current income to the extent       0.500% to $215 million        $5,786,712,431
                                      consistent with stability of principal.    0.375% next $335 million
                                                                                 0.300% next $250 million
                                                                                 0.250% over $800 million/(4)/

Zurich YieldWise Government Money     Maximum current income to the extent       0.500% to $215 million          $387,549,405
Fund                                  consistent with stability of principal.    0.375% next $335 million
                                                                                 0.300% next $250 million
                                                                                 0.250% over $800 million

Zurich YieldWise Money Fund           Maximum current income to the extent       0.500% to $215 million          $978,162,130
                                      consistent with stability of principal.    0.375% next $335 million
                                                                                 0.300% next $250 million
                                                                                 0.250% over $800 million

Tax-Free Money Market Funds

Investors Florida Municipal Cash Fund Maximum current income, that is exempt     0.220% to $500 million           $56,982,158
                                      from federal income tax, to the extent     0.200% next $500 million
                                      consistent with stability of capital.      0.175% next $1 billion
                                                                                 0.160% next $1 billion
                                                                                 0.150% over $3 billion/(2)/

Investors Michigan Municipal Cash     Maximum current income, that is exempt     0.220% to $500 million           $29,349,803
Fund                                  from federal and Michigan income taxes,    0.200% next $500 million
                                      to the extent consistent with stability of 0.175% next $1 billion
                                      capital.                                   0.160% next $1 billion
                                                                                 0.150% over $3 billion/(2)/

Investors New Jersey Municipal Cash   Maximum current income, that is exempt     0.220% to $500 million           $77,045,997
Fund                                  from federal and New Jersey income taxes,  0.200% next $500 million to the extent consistent with stability of 0.175% next $1 billion
                                      capital.                                   0.160% next $1 billion
                                                                                 0.150% over $3 billion/(2)/

Fund                                                    Objective                             Fee Rate+          Net Assets*
----                                                    ---------                             --------           ------------

Investors Pennsylvania Municipal Cash Maximum current income, that is exempt         0.220% to $500 million       $24,521,124
Fund                                  from federal and Pennsylvania income           0.200% next $500 million
                                      taxes, to the extent consistent with stability 0.175% next $1 billion
                                      of capital.                                    0.160% next $1 billion
                                                                                     0.150% over $3 billion/(2)/

Scudder Tax-Free Money Fund           Income exempt from regular federal             0.500% to $500 million      $345,090,771
                                      income tax and stability of principal          0.480% over $500 million
                                      through investments in municipal
                                      securities.

Tax-Exempt California Money Market    Maximum current income, that is exempt         0.220% to $500 million      $512,542,678
Fund                                  from federal and State of California           0.200% next $500 million
                                      income taxes, to the extent consistent with    0.175% next $1 billion
                                      stability of capital.                          0.160% next $1 billion
                                                                                     0.150% over $3 billion

Tax-Exempt New York Money Market      Maximum current income that is exempt          0.220% to $500 million      $175,481,067
Fund                                  from federal, New York State and New           0.200% next $500 million
                                      York City income taxes, to the extent          0.175% next $1 billion
                                      consistent with stability of capital.          0.160% next $1 billion
                                                                                     0.150% over $3 billion/(2)/

Tax-Exempt Portfolio                  Maximum current income that is exempt          0.220% to $500 million      $957,821,674
(Cash Account Trust)                  from federal income taxes to the extent        0.200% next $500 million
                                      consistent with stability of capital.          0.175% next $1 billion
                                                                                     0.160% next $1 billion
                                                                                     0.150% over $3 billion/(1)/

Tax-Exempt Portfolio                  Maximum current income that is exempt          0.220% to $500 million      $287,473,181
(Cash Equivalent Fund)                from federal income taxes to the extent        0.200% next $500 million
                                      consistent with stability of capital.          0.175% next $1 billion
                                                                                     0.160% next $1 billion
                                                                                     0.150% over $3 billion

Fund                                               Objective                              Fee Rate+           Net Assets*
----                                               ---------                              --------            ------------

Zurich Tax-Free Money Fund       Maximum current income that is exempt          0.500% to $215 million        $745,352,528
                                 from federal income taxes to the extent        0.375% next $335 million
                                 consistent with stability of principal.        0.300% next $250 million
                                                                                0.250% over $800 million/(4)/

Zurich YieldWise Municipal Money Maximum current income that is exempt          0.500% to $215 million        $440,593,257
Fund                             from regular federal income taxes to the       0.375% next $335 million
                                 extent consistent with stability of principal. 0.300% next $250 million
                                                                                0.250% over $800 million

* Unless otherwise noted, the information provided in the chart is shown as of the end of each Fund's most recent fiscal year.
+ Unless otherwise noted, the investment management fee rates provided below are based on the average daily net assets of a Fund. Certain Funds from time to time may be subject to waiver and/or expense limitations.
(1) Payable in the aggregate for each of the Government Securities Portfolio, Money Market Portfolio and Tax-Exempt Portfolio series of Cash Account Trust.
(2) Payable in the aggregate for each of the Investors Florida Municipal Cash Fund, Investors Michigan Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, Investors Pennsylvania Municipal Cash Fund and Tax-Exempt New York Money Market Fund series of Investors Municipal Cash Fund.
(3) Payable in the aggregate for each of the Government Securities Portfolio and Money Market Portfolio series of Cash Equivalent Fund.
(4) Payable in the aggregate for each of the Zurich Government Money Fund, Zurich Money Market Fund and Zurich Tax-Free Money Fund series of Zurich Money Funds.
                                      B-5

                                  APPENDIX 1

                               Trusts and Series

                              Cash Account Trust
                            Money Market Portfolio
                        Government Securities Portfolio
                             Tax-Exempt Portfolio

                             Cash Equivalent Fund
                            Money Market Portfolio
                        Government Securities Portfolio
                             Tax-Exempt Portfolio

                             Investors Cash Trust
                        Government Securities Portfolio
                              Treasury Portfolio

                         Investors Municipal Cash Fund
                     Investors Florida Municipal Cash Fund
                    Investors Michigan Municipal Cash Fund
                   Investors New Jersey Municipal Cash Fund
                     Tax-Exempt New York Money Market Fund
                  Investors Pennsylvania Municipal Cash Fund

                    Tax-Exempt California Money Market Fund

                              Zurich Money Funds
                           Zurich Money Market Fund
                         Zurich Government Money Fund
                          Zurich Tax-Free Money Fund

                            Zurich YieldWise Funds
                          Zurich YieldWise Money Fund
                    Zurich YieldWise Government Money Fund
                     Zurich YieldWise Municipal Money Fund

                                  APPENDIX 2

                         INFORMATION REGARDING SCUDDER

   Zurich Scudder Investments, Inc., located at 345 Park Avenue, New York, New York 10154, is one of the largest and most experienced investment management firms in the United States. It was established as a partnership in 1919 and restructured as a Delaware corporation in 1985. Its first fund was launched in 1928. As of December 31, 2001, Scudder had approximately $328 billion in assets under management. The principal source of Scudder's income is professional fees received from providing continuing investment advice. Scudder provides investment counsel for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.

   As of December 31, 2001, the outstanding securities of Scudder are held of record as follows: 1.31% by Zurich Insurance Company, 54 Thompson Street, Third Floor, New York, New York 10012; 37.78% and 16.06% by Zurich Holding Company of America ("ZHCA"), 1400 American Lane, Schaumburg, Illinois, 60196 and Zurich Financial Services (UKISA) Limited, 22 Arlington Street, London SW1A, 1RW United Kingdom, respectively, each a wholly owned subsidiary of Zurich Insurance Company; 27.14% by ZKI Holding Corporation ("ZKIH"), 222 South Riverside Plaza, Chicago, Illinois 60606, a wholly owned subsidiary of ZHCA; 13.91% by Stephen R. Beckwith, Lynn S. Birdsong, Kathryn L. Quirk and Edmond D. Villani in their capacity as representatives (the "Management Representatives") of Scudder's employee and retired employee stockholders pursuant to a Second Amended and Restated Security Holders Agreement among Scudder, Zurich Insurance Company, ZHCA, ZKIH, the Management Representatives, the employee stockholders, the retired employee stockholders and Edmond D. Villani, as trustee of Zurich Scudder's Executive Defined Contribution Plan Trust (the "Plan Trust"); and 3.80% by the Plan Trust.

   On October 17, 2000, the dual holding company structure of Zurich Financial Services Group was unified under a single Swiss holding company called Zurich Financial Services, Mythenquai 2, 8002 Zurich, Switzerland. Zurich Insurance Company is an indirect wholly owned subsidiary of Zurich Financial. The transaction did not affect Zurich Insurance Company's ownership interest in Scudder or Scudder's operations.

   The names and principal occupations of the principal executive officers and directors of Scudder are shown below.

  Directors and Officers of Scudder

   Steven M. Gluckstern, 105 East 17/th Street, Fourth Floor, New York, New York 10003. Chairman of the Board and Director, Scudder. Chief Executive Officer, Zurich Global Assets LLC.

   Edmond D. Villani, 345 Park Avenue, New York, New York 10154. President, Chief Executive Officer and Director, Scudder. Managing Director, Scudder.

   Kathryn L. Quirk, 345 Park Avenue, New York, New York 10154. General Counsel, Chief Compliance Officer, Chief Legal Officer and Secretary, Scudder. Managing Director, Scudder.

   Farhan Sharaff, 345 Park Avenue, New York, New York 10154. Chief Investment Officer, Scudder. Managing Director, Scudder.

   Chris C. DeMaio, 345 Park Avenue, New York, New York 10154. Treasurer, Scudder. Managing Director, Scudder.

   Nicholas Bratt, 345 Park Avenue, New York, New York 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

   Lynn S. Birdsong, 345 Park Avenue, New York, New York 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

   Laurence W. Cheng, 54 Thompson Street, New York, New York 10012. Director, Scudder. Chairman and Chief Executive Officer, Capital Z Management, LLC.

   Martin Feinstein, 4680 Wilshire Boulevard, Los Angeles, California 90010. Director, Scudder. Chairman of the Board, President and Chief Executive Officer, Farmers Group, Inc.

   Gunther Gose, Mythenquai 2, P.O. Box CH-8022, Zurich, Switzerland. Director, Scudder. Chief Financial Officer, Zurich Financial.

   Appendix 10 includes information regarding each officer of each Trust who is associated with Scudder.

   Certain senior executives of Scudder are expected to take positions at Deutsche Asset Management, including Edmond D. Villani, Scudder's President and Chief Executive Officer, who is expected to join the existing Deutsche Asset Management Global Executive Committee, as well as serve on the Americas leadership team. Deutsche Bank has represented that it does not anticipate that the Transaction will have any adverse effect on Scudder's ability to fulfill its obligations under the New Investment Management Agreements or on its ability to operate its businesses in a manner consistent with its current practices.

   Edmond Villani, Nicholas Bratt and Lynn Birdsong, each a director of Scudder, are parties to employment agreements with Scudder, entered into in 1997 when Scudder was acquired by Zurich Financial, which would provide each executive, if his employment is terminated by Scudder without cause or by the executive for good reason, with a severance payment equal to two times the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Messrs. Villani and Bratt, and equal to the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Mr. Birdsong. In addition, Messrs. Villani, Bratt and Birdsong are participants in the Zurich Scudder Investments Supplemental Employee Retirement Plan, the Zurich Scudder Investments Excess Retirement Plan, the Zurich Scudder Investments Long-Term Incentive Plan, the Zurich Scudder Investments Executive Defined Contribution Plan, the Zurich Scudder Investments Special Incentive Compensation Plan and the Zurich Scudder Investments Supplemental Profit Sharing Plan (collectively, the "Plans"). Pursuant to the terms of each of the Zurich Scudder Investments Supplemental Employee Retirement Plan, Zurich Scudder Investments Executive Defined Contribution Plan and Zurich Scudder Investments Special Incentive Compensation Plan, upon consummation of the Transaction, the respective accounts of each participant in such Plans will become fully vested to the extent that such amounts were not vested prior to the consummation of the Transaction.

   Scudder also informed the Funds that as of December 31, 2001, Scudder shared power to vote and dispose of 1,634,248 shares of Deutsche Bank common stock (approximately 0.26 of 1% of the shares outstanding). All of those shares were held by various investment companies managed by Scudder. On that date, Scudder also shared power to vote and/or dispose of other securities of Deutsche Bank and its affiliates, some of which were also held by various investment companies managed by Scudder. To the extent required by the 1940 Act, prior to, or within a reasonable time after the Transaction, Scudder will dispose of the Deutsche Bank (and affiliates) securities held by various investment companies managed by Scudder, and Deutsche Bank will pay the transactional costs associated with such disposition.

                                  APPENDIX 3

                      PROPOSED PORTFOLIO MANAGER CHANGES

   Below is a table that shows, as of February 4, 2002, the anticipated changes to the lead portfolio management of the Funds. The information contained in the table is subject to change prior to or following the close of the Transaction. Shareholders of a Fund will be notified following a change in their Fund's lead portfolio manager(s).

                                    Lead Portfolio Managers   Lead Portfolio Managers
               Fund                 as of December 31, 2001    after the Transaction
               ----                 ------------------------ -------------------------
Tax-Exempt California Money
Market Fund                         Frank J. Rachwalski, Jr. Steven Boyd, Gary Pollack
Investors Florida Municipal Cash
Fund                                Frank J. Rachwalski, Jr. Steven Boyd, Gary Pollack
Investors Michigan Municipal Cash
Fund                                Frank J. Rachwalski, Jr. Steven Boyd, Gary Pollack
Investors New Jersey Municipal Cash
Fund                                Frank J. Rachwalski, Jr. Steven Boyd, Gary Pollack
Tax-Exempt New York Money
Market Fund                         Frank J. Rachwalski, Jr. Steven Boyd, Gary Pollack
Investors Pennsylvania Municipal
Cash Fund                           Frank J. Rachwalski, Jr. Steven Boyd, Gary Pollack

        Cash Account Trust
        ------------------
Money Market Portfolio              Frank J. Rachwalski, Jr. Darlene Rasel
Government Securities Portfolio     Frank J. Rachwalski, Jr. Darlene Rasel
Tax-Exempt Portfolio                Frank J. Rachwalski, Jr. Steven Boyd, Gary Pollack

       Cash Equivalent Fund
       --------------------
Money Market Portfolio              Frank J. Rachwalski, Jr. Darlene Rasel
Government Securities Portfolio     Frank J. Rachwalski, Jr. Darlene Rasel
Tax-Exempt Portfolio                Frank J. Rachwalski, Jr. Steven Boyd, Gary Pollack

       Investors Cash Trust
       --------------------
Government Securities Portfolio     Frank J. Rachwalski, Jr. Darlene Rasel
Treasury Portfolio                  Frank J. Rachwalski, Jr. Darlene Rasel

        Zurich Money Funds
        ------------------
Zurich Government Money Fund        Frank J. Rachwalski, Jr. Darlene Rasel
Zurich Money Market Fund            Frank J. Rachwalski, Jr. Darlene Rasel
Zurich Tax-Free Money Fund          Frank J. Rachwalski, Jr. Steven Boyd, Gary Pollack

      Zurich YieldWise Funds
      ----------------------
Zurich YieldWise Money Fund         Frank J. Rachwalski, Jr. Darlene Rasel
Zurich YieldWise Government
Money Fund                          Frank J. Rachwalski, Jr. Darlene Rasel
Zurich YieldWise Municipal Money
Fund                                Frank J. Rachwalski, Jr. Steven Boyd, Gary Pollack

                                  APPENDIX 4

                     FEES PAID TO SFAC, SISC, SDI AND SISI

                                            Aggregate                         Aggregate
                                    Fiscal   Fee to    Aggregate  Aggregate    Fee to
               Fund                  Year     SFAC    Fee to SISC Fee to SDI    SISI
               ----                 ------- --------- ----------- ----------- ---------
Cash Account Trust--                4/30/01    $0     $17,121,411 $51,436,553  $21,318
Money Market Portfolio

Cash Account Trust--Government      4/30/01    $0     $ 2,910,439 $ 7,619,801  $ 9,563
Securities Portfolio

Cash Account Trust--                4/30/01    $0     $ 1,341,251 $ 3,160,908  $17,838
Tax-Exempt Portfolio

Cash Equivalent Fund--              7/31/01    $0     $ 1,227,184 $ 3,204,183  $ 2,933
Money Market Portfolio

Cash Equivalent Fund--Government    7/31/01    $0     $   877,596 $ 1,804,154  $ 2,933
Securities Portfolio

Cash Equivalent Fund--              7/31/01    $0     $    98,812 $   924,141  $ 2,933
Tax-Exempt Portfolio

Investors Cash Trust--Government    3/31/01    $0     $    86,318 $   303,762  $12,625
Securities Portfolio

Investors Cash Trust--              3/31/01    $0     $    21,318 $    81,138  $ 6,825
Treasury Portfolio

Investors Florida Municipal Cash    3/31/01    $0     $         0 $   227,320  $ 2,752
Fund

Investors Michigan Municipal Cash   3/31/01    $0     $         0 $    94,332  $ 2,322
Fund

Investors New Jersey Municipal Cash 3/31/01    $0     $    21,784 $   325,880  $ 1,592
Fund

Tax-Exempt New York Money Market    3/31/01    $0     $         0 $ 1,066,333  $ 1,230
Fund

Investors Pennsylvania Municipal    3/31/01    $0     $         0 $   119,183  $ 1,522
Cash Fund

Tax-Exempt California Money Market  9/30/01    $0     $   880,862 $ 1,862,143  $ 5,550
Fund

Zurich Money Market Fund            7/31/01    $0     $ 5,509,248 $         0  $ 4,940

Zurich Government Money Fund        7/31/01    $0     $   634,539 $         0  $ 4,940

Zurich Tax-Free Money Fund          7/31/01    $0     $   514,574 $         0  $ 4,940

Zurich YieldWise Money Fund         7/31/01    $0     $   134,190 $         0  $ 4,677

Zurich YieldWise Government         7/31/01    $0     $         0 $         0  $ 4,677
Money Fund

Zurich YieldWise Municipal Money    7/31/01    $0     $         0 $         0  $     0
Fund

                                  APPENDIX 5

                   FUND MANAGEMENT FEE RATES, NET ASSETS AND
                           AGGREGATE MANAGEMENT FEES

                                                                                    Aggregate
                            Fiscal                                                  Management
           Fund              Year     Net Assets         Management Fee Rate        Fee Paid+*
           ----             ------    ----------         -------------------        ----------
Cash Account Trust--        4/30/01 $10,258,067,219 0.22% to $500 million           $14,379,960
Money Market Portfolio                              0.20% next $500 million
                                                    0.175% next $1 billion
                                                    0.16% next $1 billion
                                                    0.15% over $3 billion/(1)/

Cash Account Trust--        4/30/01  $1,833,917,431 0.22% to $500 million            $2,246,182
Government Securities                               0.20% next $500 million
Portfolio                                           0.175% next $1 billion
                                                    0.16% next $1 billion
                                                    0.15% over $3 billion/(1)/

Cash Account Trust--        4/30/01    $957,821,674 0.22% to $500 million            $1,504,605
Tax-Exempt Portfolio                                0.20% next $500 million
                                                    0.175% next $1 billion
                                                    0.16% next $1 billion
                                                    0.15% over $3 billion/(1)/

Cash Equivalent Fund--      7/31/01    $913,521,410 0.22% to $500 million            $1,701,971
Money Market Portfolio                              0.20% next $500 million
                                                    0.175% next $1 billion
                                                    0.16% next $1 billion
                                                    0.15% over $3 billion/(2),(3)/

Cash Equivalent Fund--      7/31/01    $498,040,269 0.22% to $500 million              $958,533
Government Securities                               0.20% next $500 million
Portfolio                                           0.175% next $1 billion
                                                    0.16% next $1 billion
                                                    0.15% over $3 billion/(2),(3)/

Cash Equivalent Fund--      7/31/01    $287,473,181 0.22% to $500 million              $616,093
Tax-Exempt Portfolio                                0.20% next $500 million
                                                    0.175% next $1 billion
                                                    0.16% next $1 billion
                                                    0.15% over $3 billion/(3)/

Investors Cash Trust--      3/31/01    $487,810,268 0.15% of net assets                $571,678
Government Securities
Portfolio

Investors Cash Trust--      3/31/01     $88,490,940 0.15% of net assets                 $88,472
Treasury Portfolio

Investors Florida Municipal 3/31/01     $56,982,158 0.22% to $500 million             $95,712++
Cash Fund                                           0.20% next $500 million
                                                    0.175% next $1 billion
                                                    0.16% next $1 billion
                                                    0.15% over $3 billion/(4)/

                                                                                Aggregate
                       Fiscal                                                  Management
         Fund           Year     Net Assets         Management Fee Rate        Fee Paid+*
         ----          ------- -------------- -------------------------------- ------------

Investors Michigan     3/31/01    $29,349,803 0.22% to $500 million               $39,099++
Municipal Cash Fund                           0.20% next $500 million
                                              0.175% next $1 billion
                                              0.16% next $1 billion
                                              0.15% over $3 billion/(4)/

Investors New Jersey   3/31/01    $77,045,997 0.22% to $500 million                $143,386
Municipal Cash Fund                           0.20% next $500 million
                                              0.175% next $1 billion
                                              0.16% next $1 billion
                                              0.15% over $3 billion/(4)/

Tax-Exempt New York    3/31/01   $175,481,067 0.22% to$500 million               $224,965++
Money Market Fund                             0.20% next $500 million
                                              0.175% next $1 billion
                                              0.16% next $1 billion
                                              0.15% over $3 billion/(4)/

Investors Pennsylvania 3/31/01    $24,521,124 0.22% to $500 million               $41,075++
Municipal Cash Fund                           0.20% next $500 million
                                              0.175% next $1 billion
                                              0.16% next $1 billion
                                              0.15% over $3 billion/(5)/

Tax-Exempt California  9/30/01   $512,542,678 0.22% to $500 million              $1,228,496
Money Market Fund                             0.20% next $500 million
                                              0.175% next $1 billion
                                              0.16% next $1 billion
                                              0.15% over $3 billion

Zurich Money           7/31/01 $5,786,712,431 0.50% to $215 million             $14,622,616
Market Fund                                   0.375% next $335 million
                                              0.30% next $250 million
                                              0.25% over $800 million/(3),(5)/

Zurich Government      7/31/01   $751,421,981 0.50% to $215 million              $1,873,383
Money Fund                                    0.375% next $335 million
                                              0.30% next $250 million
                                              0.25% over $800 million/(3),(5)/

Zurich Tax-Free        7/31/01   $745,352,528 0.50% to $215 million              $1,969,197
Money Fund                                    0.375% next $335 million
                                              0.30% next $250 million
                                              0.25% over $800 million/(3),(5)/

Zurich YieldWise       7/31/01   $978,162,130 0.50% to $215 million            $2,989,695++
Money Fund                                    0.375% next $335 million
                                              0.30% next $250 million
                                              0.25% over $800 million

Zurich YieldWise       7/31/01   $387,549,405 0.50% to $215 million              $737,241++
Government                                    0.375% next $335 million
Money Fund                                    0.30% next $250 million
                                              0.25% over $800 million

                                                                   Aggregate
                   Fiscal                                         Management
        Fund        Year    Net Assets     Management Fee Rate    Fee Paid+*
        ----       ------- ------------- ------------------------ -----------

  Zurich YieldWise 7/31/01  $440,593,257 0.50% to $215 million    $0++
  Municipal                              0.375% next $335 million
  Money Fund                             0.30% next $250 million
                                         0.25% over $800 million

--------
* The aggregate management fee paid amounts are for each Fund's most recently completed fiscal year, unless otherwise noted.
+ Aggregate management fees disclosed in this table may include fees paid to successors and affiliates of Scudder.
++   After waiver and/or expense limitations.
(1) Payable in the aggregate for each of the Government Securities Portfolio, Money Market Portfolio and Tax-Exempt Portfolio series of Cash Account Trust.
(2) Payable in the aggregate for each of the Government Securities Portfolio and Money Market Portfolio series of Cash Equivalent Fund.
(3) Each investment management agreement applicable to these Funds provides that the Investment Manager will reimburse the applicable Fund should expenses of the Fund exceed on an annual basis: for the Money Market Portfolio and Government Securities Portfolio of Cash Equivalent Fund, in the aggregate, .90% of the first $500 million; .80% of the next $500 million; .75% of the next $1 billion and .70% thereafter; for the Tax-Exempt Portfolio of Cash Equivalent Fund, 1.50% of the first $30 million of average daily net assets and 1% thereafter; and for Zurich Money Market Fund, Zurich Government Money Fund and Zurich Tax-Free Money Fund, 1.50% of the first $30 million of the Funds' combined daily net assets and 1% thereafter. For this purpose, expenses include the investment management fee, but exclude interest, taxes, extraordinary expenses, brokerage commissions and transaction costs and distribution fees.
(4) Payable in the aggregate for each of the Investors Florida Municipal Cash Fund, Investors Michigan Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, Investors Pennsylvania Municipal Cash Fund and Tax-Exempt New York Money Market Fund series of Investors Municipal Cash Fund.
(5) Payable in the aggregate for each of the Zurich Government Money Fund, Zurich Money Market Fund and Zurich Tax-Free Money Fund series of Zurich Money Funds.

                                  APPENDIX 6

              DATES RELATING TO INVESTMENT MANAGEMENT AGREEMENTS

                                                                     Termination
                                          Current                    Date (Unless
                             Date of     Investment   New Investment  Continued)
                             Current     Management     Management     For New
                            Investment Agreement Last   Agreement     Investment
                            Management  Approved By    Approved By    Management
           Fund             Agreement   Shareholders     Trustees     Agreement
           ----             ---------- -------------- -------------- ------------
Cash Account Trust--           9/7/98     12/17/98        2/4/02       9/30/02
Money Market Portfolio
Cash Account Trust--           9/7/98     12/17/98        2/4/02       9/30/02
Government Securities
Portfolio
Cash Account Trust--           9/7/98     12/17/98        2/4/02       9/30/02
Tax-Exempt Portfolio
Cash Equivalent Fund--         9/7/98     12/17/98        2/4/02       9/30/02
Money Market Portfolio
Cash Equivalent Fund--         9/7/98     12/17/98        2/4/02       9/30/02
Government Securities
Portfolio
Cash Equivalent Fund--         9/7/98     12/17/98        2/4/02       9/30/02
Tax-Exempt Portfolio
Investors Cash Trust--         9/7/98     12/17/98        2/4/02       9/30/02
Government Securities
Portfolio
Investors Cash Trust--         9/7/98     12/17/98        2/4/02       9/30/02
Treasury Portfolio
Investors Florida Municipal    9/7/98     12/17/98        2/4/02       9/30/02
Cash Fund
Investors Michigan             9/7/98     12/17/98        2/4/02       9/30/02
Municipal Cash Fund
Investors New Jersey           9/7/98     12/17/98        2/4/02       9/30/02
Municipal Cash Fund
Tax-Exempt New York            9/7/98     12/17/98        2/4/02       9/30/02
Money Market Fund
Investors Pennsylvania         9/7/98     12/17/98        2/4/02       9/30/02
Municipal Cash Fund
Tax-Exempt California          9/7/98     12/17/98        2/4/02       9/30/02
Money Market Fund
Zurich Money Market Fund       9/7/98     12/17/98        2/4/02       9/30/02
Zurich Government Money        9/7/98     12/17/98        2/4/02       9/30/02
Fund
Zurich Tax-Free Money          9/7/98     12/17/98        2/4/02       9/30/02
Fund
Zurich YieldWise Money         9/7/98     12/17/98        2/4/02       9/30/02
Fund
Zurich YieldWise             11/30/98     11/30/98        2/4/02       9/30/02
Government Money Fund
Zurich YieldWise Municipal   11/30/98     11/30/98        2/4/02       9/30/02
Money Fund

                                  APPENDIX 7

                            FUND SHARES OUTSTANDING

   The table below sets forth the number of shares outstanding for each Fund as of December 31, 2001.

                                                        Number of
                                                         Shares
           Fund                                        Outstanding
           ----                                       --------------
           Cash Account Trust--
           Money Market Portfolio.................... 10,316,894,982
           Cash Account Trust--
           Government Securities Portfolio...........  1,836,031,956
           Cash Account Trust--
           Tax Exempt Portfolio......................  1,015,829,565
           Cash Equivalent Fund--
           Money Market Portfolio....................    910,680,748
           Cash Equivalent Fund--
           Government Securities Portfolio...........    499,614,187
           Cash Equivalent Fund--
           Tax-Exempt Portfolio......................    283,379,226
           Investors Cash Trust--
           Government Securities Portfolio...........    440,539,549
           Investors Cash Trust--
           Treasury Portfolio........................     70,498,890
           Investors Florida Municipal Cash Fund.....     82,458,221
           Investors Michigan Municipal Cash Fund....     37,428,597
           Investors New Jersey Municipal Cash Fund..     65,380,570
           Tax-Exempt New York Money Market Fund.....    164,532,789
           Investors Pennsylvania Municipal Cash Fund     33,155,585
           Tax-Exempt California Money Market Fund...    537,977,824
           Zurich Money Market Fund..................  5,441,961,826
           Zurich Government Money Fund..............    710,687,423
           Zurich Tax-Free Money Fund................    732,672,416
           Zurich YieldWise Money Fund...............    875,840,531
           Zurich YieldWise Government Money Fund....    302,146,694
           Zurich YieldWise Municipal Money Fund.....    496,917,010

                                  APPENDIX 8
                BENEFICIAL OWNERS OF 5% OR MORE OF FUND SHARES

Fund Name and Class                       Owner                                                   Number of Shares Percentage
-------------------                       -----                                                   ---------------- ----------
Cash Account Trust-- Tax-Exempt           Donaldson, Lufkin & Jenrette, for the benefit of          29,980,937       6.37%
 Portfolio                                customers, P.O. Box 2052, Jersey City, NJ 07303
Cash Equivalent Fund-- Money Market       Abn-Amro, omnibus account, 208 S. LaSalle Street,         134,232,310      14.73%
 Portfolio                                Chicago, IL 60604
Cash Equivalent Fund-- Money Market       IDEX Investor Services, Inc., omnibus account, P.O. Box   204,996,992      22.49%
 Portfolio                                9015, Clearwater, FL 33758
Cash Equivalent Fund-- Money Market       D.A. Davidson & Company, omnibus account, P.O. Box        453,613,266      49.77%
 Portfolio                                5015, Great Falls, MT 59403
Cash Equivalent Fund-- Tax-Exempt         Abn-Amro, omnibus account, 208 S. LaSalle Street,         15,742,928       5.53%
 Portfolio                                Chicago, IL 60604
Cash Equivalent Fund-- Tax-Exempt         D.A. Davidson & Company, omnibus account, P.O. Box        79,537,157       27.95%
 Portfolio                                5015, Great Falls, MT 59403
Cash Equivalent Fund-- Tax-Exempt         Zurich Scudder Investments, Inc., for the benefit of      17,232,175       6.05%
 Portfolio                                Thomas and Elizabeth Liebman, 345 Park Avenue,
                                          New York, NY
Investors Cash Trust-- Government         Matagorda County General Fund, 1700 7th Street,           32,981,764       12.25%
 Securities Portfolio                     Bay City, TX 77414
Investors Cash Trust-- Government         Montgomery County General Account, P.O. Box 1307,         18,504,326       6.87%
 Securities Portfolio                     Conroe, TX 77305
Investors Cash Trust-- Government         Sweeney ISD Bond Fund, 1310 North Elm Street,             13,658,219       5.09%
 Securities Portfolio                     Sweeney, TX 77480
Investors Cash Trust-- Government         Angelina County General Fund, P.O. Box 908, Lufkin,       17,023,419       6.32%
 Securities Portfolio                     TX 75902
Investors Cash Trust-- Government         Harris County Tax Sweep Account, 1001 Preston Street,     50,000,000       18.57%
 Securities Portfolio                     Houston, TX 77702
Investors Cash Trust-- Treasury Portfolio Smith County Courthouse General Fund,                     19,742,373       48.17%
                                          Tyler, TX 75702

Fund Name and Class                       Owner                                Number of Shares Percentage
-------------------                       -----                                ---------------- ----------
Investors Cash Trust-- Treasury Portfolio National City Bank, Money Market        13,253,924      32.34%
                                          Unit, 4100 W. 150th Street,
                                          Cleveland, OH 44135
Investors Cash Trust-- Treasury Portfolio Erath County Courthouse General         5,715,519       13.94%
                                          Fund, 100 Graham, Stephenville,
                                          TX 76401
Investors Florida Municipal Cash Fund     Prudential Securities, Inc.,            10,489,598      12.71%
                                          1 New York Plaza, New York,
                                          NY 10004
Investors Michigan Municipal Cash Fund    Zurich Scudder Investments, Inc.,       36,819,057      98.35%
                                          Accounting Control, 345 Park
                                          Avenue, New York, NY 10154
Investors New Jersey Municipal Cash Fund  Prudential Securities, Inc., for the    7,461,113       11.41%
                                          benefit of customers, 1 New York
                                          Plaza, New York, NY 10004
Tax-Exempt New York Money Market          Prudential Securities, Inc., for the    15,427,167      9.37%
 Portfolio                                benefit of customers, 1 New York
                                          Plaza, New York, NY 10004

                                  APPENDIX 9

                  FUND SHARES OWNED BY TRUSTEES AND OFFICERS

   The following table sets forth, for each Trustee and for the Trustees and officers as a group, the amount of shares beneficially owned in each Fund as of December 31, 2001. For Mr. Dunaway and Mr. Edgar, the amounts shown include share equivalents of funds advised by Scudder in which they are deemed to be invested pursuant to such Fund's Deferred Compensation Plan. The information as to beneficial ownership is based on statements furnished to each Fund by each Trustee and officer. Unless otherwise noted, (i) beneficial ownership is based on sole investment power, (ii) each Trustee's individual beneficial shareholdings of each Fund constitute less than 1% of the outstanding shares of such Fund, and (iii) as a group, the Trustees and officers of each Fund own beneficially less than 1% of the shares of such Fund.



      Names of        John W.   Lewis A. Mark S. Linda C. Donald L. James R. William F.  Robert B. Shirley D. Fred B. William P.
      Trustees       Ballantine Burnham  Casady  Coughlin  Dunaway   Edgar   Glavin, Jr.  Hoffman   Peterson  Renwick  Sommers
      --------       ---------- -------- ------- -------- --------- -------- ----------- --------- ---------- ------- ----------

        Fund
        ----

Cash Account             0         0        0       0         0        0          0          0         0         0        0
Trust--Government
Securities Portfolio

Cash Account             0         0        0       0        971       0          0          0         0         0      1,516
Trust--Money
Market Portfolio

Cash Account             0         0        0       0         0        0          0          0         0         0        0
Trust--Tax-Exempt
Portfolio

Cash Equivalent          0         0        0       0         0        0          0          0         0         0        0
Fund--Government
Securities Portfolio

Cash Equivalent          0         0        0       0       1,048      0          0          0         0         0        0
Fund--Money
Market Portfolio

                               All Current
                              Trustees and
      Names of       John G.  Officers as a
      Trustees       Weithers     Group
      --------       -------- -------------

        Fund
        ----

Cash Account            0           0
Trust--Government
Securities Portfolio

Cash Account            0         2,487
Trust--Money
Market Portfolio

Cash Account            0           0
Trust--Tax-Exempt
Portfolio

Cash Equivalent         0           0
Fund--Government
Securities Portfolio

Cash Equivalent         0         1,048
Fund--Money
Market Portfolio



      Names of        John W.   Lewis A. Mark S. Linda C. Donald L. James R. William F.  Robert B. Shirley D. Fred B. William P.
      Trustees       Ballantine Burnham  Casady  Coughlin  Dunaway   Edgar   Glavin, Jr.  Hoffman   Peterson  Renwick  Sommers
      --------       ---------- -------- ------- -------- --------- -------- ----------- --------- ---------- ------- ----------

        Fund
        ----

Cash Equivalent          0         0        0       0         0        0          0          0         0         0        0
Fund--Tax-Exempt
Portfolio

Investors Cash           0         0        0       0         0        0          0          0         0         0        0
Trust--Government
Securities Portfolio

Investors Cash           0         0        0       0         0        0          0          0         0         0        0
Trust--Treasury
Portfolio

Investors Florida        0         0        0       0         0        0          0          0         0         0        0
Municipal Cash
Fund

Investors Michigan       0         0        0       0         0        0          0          0         0         0        0
Municipal Cash
Fund

Investors New            0         0        0       0         0        0          0          0         0         0        0
Jersey Municipal
Cash Fund

Investors                0         0        0       0         0        0          0          0         0         0        0
Pennsylvania
Municipal Cash
Fund

Tax-Exempt               0         0        0       0         0        0          0          0         0         0        0
California Money
Market Fund

                               All Current
                              Trustees and
      Names of       John G.  Officers as a
      Trustees       Weithers     Group
      --------       -------- -------------

        Fund
        ----

Cash Equivalent         0           0
Fund--Tax-Exempt
Portfolio

Investors Cash          0           0
Trust--Government
Securities Portfolio

Investors Cash          0           0
Trust--Treasury
Portfolio

Investors Florida       0           0
Municipal Cash
Fund

Investors Michigan      0           0
Municipal Cash
Fund

Investors New           0           0
Jersey Municipal
Cash Fund

Investors               0           0
Pennsylvania
Municipal Cash
Fund

Tax-Exempt              0           0
California Money
Market Fund



 Names of    John W.   Lewis A. Mark S. Linda C. Donald L. James R. William F.  Robert B. Shirley D. Fred B. William P. John G.
 Trustees   Ballantine Burnham  Casady  Coughlin  Dunaway   Edgar   Glavin, Jr.  Hoffman   Peterson  Renwick  Sommers   Weithers
 --------   ---------- -------- ------- -------- --------- -------- ----------- --------- ---------- ------- ---------- --------

   Fund
   ----

Tax-Exempt      0         0        0       0        0         0          0          0         0         0      1,290       0
New York
Money
Market Fund

Zurich          0      518,696     0       0     32,605*      0          0       484,142   132,262      0      4,753     11,462
Money
Market Fund

Zurich          0         0        0       0      1,017*      0          0          0         0         0        0         0
Government
Money Fund

Zurich Tax-     0         0        0       0     179,871*     0          0        2,121       0         0     130,224      0
Free Money
Fund

Zurich          0         0        0     11,287     0       28,815       0          0         0         0        0         0
YieldWise
Money Fund

Zurich          0         0        0       0        0         0          0          0         0         0        0         0
YieldWise
Government
Money Fund

Zurich          0         0        0       0        0         0          0          0         0         0        0         0
YieldWise
Municipal
Money Fund

             All Current
            Trustees and
 Names of   Officers as a
 Trustees       Group
 --------   -------------

   Fund
   ----

Tax-Exempt      1,290
New York
Money
Market Fund

Zurich        1,287,776
Money
Market Fund

Zurich          1,017
Government
Money Fund

Zurich Tax-    181,992
Free Money
Fund

Zurich         40,102
YieldWise
Money Fund

Zurich            0
YieldWise
Government
Money Fund

Zurich            0
YieldWise
Municipal
Money Fund

*Shares held with joint ownership and shared investment power.

                                  APPENDIX 10

                                   OFFICERS

   The following persons are officers of each Trust noted in the table below:

                            Present Office
                           with the Trust;
                         Principal Occupation         Trust (Year First Became
Name (age)                or Employment/(1)/              an Officer)/(2)/
----------             ------------------------ ------------------------------------

Mark S. Casady (41)    Trustee and President;   Cash Account Trust (1998)
                       Managing Director,       Cash Equivalent Fund (1998)
                       Scudder; formerly,       Investors Cash Trust (1998)
                       Institutional Sales      Investors Municipal Cash Fund (1998)
                       Manager of an            Tax-Exempt California Money Market
                       unaffiliated mutual fund Fund (1998)
                       distributor.             Zurich Money Funds (1998)
                                                Zurich YieldWise Funds (1998)

Linda C. Coughlin (50) Trustee, Vice President  Cash Account Trust (2001)
                       and Chairperson;         Cash Equivalent Fund (2001)
                       Managing Director,       Investors Cash Trust (2001)
                       Scudder.                 Investors Municipal Cash Fund (2001)
                                                Tax-Exempt California Money Market
                                                Fund (2001)
                                                Zurich Money Funds (2001)
                                                Zurich YieldWise Funds (2001)

Philip J. Collora (56) Vice President and       Cash Account Trust (1989)
                       Assistant Secretary;     Cash Equivalent Fund (1990)
                       Attorney, Senior Vice    Investors Cash Trust (1990)
                       President, Scudder.      Investors Municipal Cash Fund (1990)
                                                Tax-Exempt California Money Market
                                                Fund (1987)
                                                Zurich Money Funds (1989)
                                                Zurich YieldWise Funds (1996)

Kathryn L. Quirk (49)  Vice President; Managing Cash Account Trust (1998)
                       Director, Scudder.       Cash Equivalent Fund (1998)
                                                Investors Cash Trust (1998)
                                                Investors Municipal Cash Fund (1998)
                                                Tax-Exempt California Money Market
                                                Fund (1998)
                                                Zurich Money Funds (1998)
                                                Zurich YieldWise Funds (1998)

                                   Present Office
                                  with the Trust;
                                Principal Occupation              Trust (Year First Became
Name (age)                       or Employment/(1)/                   an Officer)/(2)/
----------               ---------------------------------- ------------------------------------

Frank J. Rachwalski, Jr. Vice President; Managing Director, Cash Account Trust (1989)
(56)                     Scudder.                           Cash Equivalent Fund (1993)
                                                            Investors Cash Trust (1990)
                                                            Investors Municipal Cash Fund (1990)
                                                            Tax-Exempt California Money Market
                                                            Fund (1987)
                                                            Zurich Money Funds (1987)
                                                            Zurich YieldWise Funds (1996)

Jerri I. Cohen (45)      Vice President; Managing Director, Cash Account Trust (2002)
                         Scudder.                           Cash Equivalent Fund (2002)
                                                            Investors Cash Trust (2002)
                                                            Investors Municipal Cash Fund (2002)
                                                            Tax-Exempt California Money Market
                                                            Fund (2002)
                                                            Zurich Money Funds (2002)
                                                            Zurich YieldWise Funds (2002)

Linda J. Wondrack (37)   Vice President; Managing Director, Cash Account Trust (1998)
                         Scudder.                           Cash Equivalent Fund (1998)
                                                            Investors Cash Trust (1998)
                                                            Investors Municipal Cash Fund (1998)
                                                            Tax-Exempt California Money Market
                                                            Fund (1998)
                                                            Zurich Money Funds (1998)
                                                            Zurich YieldWise Funds (1998)

Gary French (50)         Treasurer; Managing Director,      Cash Account Trust (2002)
                         Scudder.                           Cash Equivalent Fund (2002)
                                                            Investors Cash Trust (2002)
                                                            Investors Municipal Cash Fund (2002)
                                                            Tax-Exempt California Money Market
                                                            Fund (2002)
                                                            Zurich Money Funds (2002)
                                                            Zurich YieldWise Funds (2002)

John R. Hebble (43)      Assistant Treasurer; Senior Vice   Cash Account Trust (1998)
                         President, Scudder.                Cash Equivalent Fund (1998)
                                                            Investors Cash Trust (1998)
                                                            Investors Municipal Cash Fund (1998)
                                                            Tax-Exempt California Money Market
                                                            Fund (1998)
                                                            Zurich Money Funds (1998)
                                                            Zurich YieldWise Funds (1998)

                            Present Office
                            with the Trust;
                        Principal Occupation or     Trust (Year First Became
 Name (age)                 Employment/(1)/             an Officer)/(2)/
 ----------            -------------------------- -----------------------------

 Brenda Lyons (38)     Assistant Treasurer;       Cash Account Trust (1998)
                       Senior Vice President,     Cash Equivalent Fund (1998)
                       Scudder.                   Investor Cash Trust (1998)
                                                  Investors Municipal Cash
                                                  Fund (1998)
                                                  Tax-Exempt California
                                                  Money Market Fund (1998)
                                                  Zurich Money Funds (1998)
                                                  Zurich YieldWise Funds (1998)

 Thomas Lally (34)     Assistant Treasurer;       Cash Account Trust (2001)
                       Senior Vice President,     Cash Equivalent Fund (2001)
                       Scudder.                   Investors Cash Trust (2001)
                                                  Investors Municipal Cash
                                                  Fund (2001)
                                                  Tax-Exempt California Money
                                                  Market Fund (2001)
                                                  Zurich Money Funds (2001)
                                                  Zurich YieldWise Funds (2001)

 John Millette (39)    Secretary; Vice President, Cash Account Trust (2001)
                       Scudder.                   Cash Equivalent Fund (2001)
                                                  Investors Cash Trust (2001)
                                                  Investors Municipal Cash
                                                  Fund (2001)
                                                  Tax-Exempt California Money
                                                  Market Fund (2001)
                                                  Zurich Money Funds (2001)
                                                  Zurich YieldWise Funds (2001)

 Caroline Pearson (39) Assistant Secretary;       Cash Account Trust (1998)
                       Managing Director,         Cash Equivalent Fund (1998)
                       Scudder; formerly,         Investors Cash Trust (1998)
                       Associate, Dechert Price   Investors Municipal Cash
                       & Rhoads (law firm)        Fund (1998)
                       1989 to 1997.              Tax-Exempt California Money
                                                  Market Fund (1998)
                                                  Zurich Money Funds (1998)
                                                  Zurich YieldWise Funds (1998)

--------
(1) Unless otherwise stated, all of the officers have been associated with their respective companies for more than five years, although not necessarily in the same capacity.
(2) The President, Treasurer and Secretary each holds office until the first meeting of Trustees in each calendar year and until his or her successor has been duly elected and qualified, and all other officers hold office as the Trustees permit in accordance with the By-laws of the applicable Trust.

Q&A continued

--------------------------------------------------------------------------------
Q Will the investment management fee rate be the same upon approval of the new investment management agreement?

A Yes, the investment management fee rate applicable to your Fund under the new investment management agreement is the same as that currently in effect.

Q How does my Fund's Board recommend that I vote?

A After careful consideration, the members of your Fund's Board, including those who are not affiliated with Scudder or Deutsche Bank, unanimously recommend that you vote in favor of the new investment management agreement. The reasons for their recommendation are discussed in more detail in the enclosed Proxy Statement under "Board Approval and Recommendation" and "Board Considerations."

Q Will my Fund pay for the proxy solicitation and legal costs associated with this Transaction?

A No, neither you nor your Fund will bear any costs associated with the proposed Transaction. Scudder has agreed to bear these costs.

Q How can I vote my shares?

A You may choose from one of the following options as described in more detail on the proxy card(s):

[_] by mail, using the enclosed proxy card(s) and return envelope;

[_] by telephone, using the toll free number on your proxy card(s);

[_] through the Internet, using the website address on your proxy card(s); or

[_] in person at the shareholder meeting.

--------------------------------------------------------------------------------

Q&A continued

--------------------------------------------------------------------------------

Q What should I do if I receive more than one proxy card?

A Because each Fund's shareholders must vote separately, you are being sent a proxy card for each Fund account that you have. Please vote on all applicable proposals shown on each proxy card that you receive.

Q Whom should I call for additional information about this proxy statement?

A Please call Georgeson Shareholder Communications, your Fund's information agent, at (866) 515-0335.





--------------------------------------------------------------------------------
                                                                 MONEY FUNDS #1

PROXY TABULATOR

P.O. BOX 9132 HINGHAM, MA 02043-9132

*** CONTROL NUMBER: 999 999 999 999 99  ***

IMPORTANT: ELECTRONIC VOTING OPTIONS AVAILABLE

Fast, convenient, easy and generally available 24 hours a day!

     VOTE BY TELEPHONE                                    VOTE ON THE INTERNET
1. Read the Proxy Statement and have this            1. Read the Proxy Statement and have this
   card on hand                                         card on hand
2. Call toll-free 1-888-221-0697                     2. Go to www.proxyweb.com/MoneyFunds
3. Enter the control number shown to the             3. Enter the control number shown to the
   left and follow the simple instructions              left and follow the simple instructions
4. Keep this card for your records                   4. Keep this card for your records


FUND NAME PRINTS HERE
                                Special Meeting of Shareholders - March 28, 2002

I hereby appoint Philip J. Collora, John Millette, Caroline Pearson and Kathryn
L. Quirk, each with the full power of substitution, as my proxies to vote all shares of the above-referenced fund (the "Fund") that I am entitled to vote, as shown on the reverse side, at the Special Meeting of Shareholders (the "Special Meeting") of the Fund to be held on March 28, 2002 at 4:00 p.m., Eastern time, at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, MA 02110-4103, and at any adjournments or postponements thereof. I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement relating to the Special Meeting.
This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Fund's Secretary or by voting in person at the Special Meeting.

IF NOT VOTING ELECTRONICALLY, PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.


Dated                                    , 2002
     ------------------------------------


------------------------------
Signature(s) of Shareholder(s)

Please sign exactly as your name or names appear. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.
                                                                  MONEY FUNDS #1


LABEL BELOW FOR MIS USE ONLY!
ZURICH SCUDDER
ORIGINAL 2-UP FRONT 1-17-02 KD
NANCY (SKLTFF2)
REVIEW #1 1018-02 KD
REVIEW #2 1-31-02 KC
REVIEW #3 2-01-02 BN
REVIEW #4 2-01-02 KD
REVISION #1 2-04-02 KD
REVISION #2 2-05-02 KD
REVISION #3 2-08-02 KD
REVIEW #5 2-08-02 KD


Please fill in box as shown using black or blue ink or number 2 pencil.      [X]
PLEASE DO NOT USE FINE POINT PENS.


                             YOUR VOTE IS IMPORTANT!

TO VOTE BY TOUCH-TONE PHONE OR INTERNET, SEE INSTRUCTIONS ON REVERSE SIDE.

This proxy, if properly executed, will be voted in the manner directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposal.

This proxy is solicited on behalf of your Fund's Board. The Board of each Fund recommends that shareholders vote FOR the Proposal.

PROPOSAL 1
----------
To approve a new investment management agreement for the Fund with Zurich Scudder Investments, Inc.

                       FOR     AGAINST    ABSTAIN

                       [ ]       [ ]        [ ]


The proxies are authorized to vote in their discretion on any other business that may properly come before the meeting and any adjournments or postponements thereof.

         PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

                                     Dechert
                          Ten Post Office Square South
                           Boston, Massachusetts 02109

February 21, 2002

Division of Investment Management
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.

Washington, D.C.  20549

Re: Definitive Proxy Materials for 20 Funds Advised by Zurich Scudder Investments, Inc.

Dear Sir/Madam:

     In accordance with the provisions of Rule 14a-6 of Regulation 14A under the Securities Exchange Act of 1934, as amended, there is being electronically filed simultaneously herewith a definitive copy of the Questions and Answers, Letter to Shareholders, Notice of Special Meetings, Joint Proxy Statement and Proxy Card in connection with the joint special meetings of shareholders (the "Special Meetings") of the 20 funds advised by Zurich Scudder Investments, Inc. that are listed on Appendix 1 to the Proxy Statement (each a "Fund"). The Special Meetings will be held jointly and are scheduled for March 28, 2002. Shareholders of each Fund are being asked to approve a new investment management agreement for that Fund.

     Please contact the undersigned at (617) 728-7189 if you have any questions or concerns.

Very truly yours,

/s/ Gregory S. Konzal